UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SILEXION THERAPEUTICS CORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Silexion Therapeutics Corp
12 Abba Hillel Road
Ramat-Gan, Israel 5250606
+972-3-7564999

April 9, 2026

Dear Shareholder:

You are cordially invited to attend an extraordinary general meeting (the “extraordinary general meeting” or “meeting”) of Silexion Therapeutics Corp (“Silexion”, the “Company”, “our company”, “we” or “us”), which will be held at 9:00 a.m., Eastern time/ 4:00 p.m. local (Israel) time, on Tuesday, April 28, 2026 at the offices of our external legal counsel, Meitar Law Offices, 16 Abba Hillel Road, 10th floor, Ramat Gan, Israel 5250608. The extraordinary general meeting may also be attended virtually over the internet. You will be able to attend, and submit your questions during (but not speak at or vote at), the extraordinary general meeting online by visiting https://www.cstproxy.com/silexion/secondegm2026, or by calling 1-800-450-7155 (toll-free, within the U.S. and Canada) or +1 857-999-9155 (outside of the U.S. and Canada, standard rates apply), conference ID 8161245#.

At the extraordinary general meeting, we will present for your approval three proposals:

Proposal 1 - Authorized Share Capital Increase Proposal: An increase to the authorized share capital of the Company by 50,000,000 ordinary shares, from US$121,500 divided into 9,000,000 ordinary shares of a par value of US$0.0135 each (which is our current authorized share capital), to US$796,500 divided into 59,000,000 ordinary shares of a par value of US$0.0135 each.

Proposal 2 - Equity Incentive Plan Evergreen Increase Proposal:  An amendment to the Silexion Therapeutics Corp 2024 Equity Incentive Plan (the “2024 Plan”), effective as of January 1, 2026, to increase the number of ordinary shares added annually on January 1st under the “evergreen” provision of Section 5(b)(i) of the 2024 Plan from (i) 5% of the Company’s issued and outstanding ordinary shares, to (ii) such number of ordinary shares as yields a pool of ordinary shares reserved under all equity incentive plans of the Company that constitutes, in the aggregate, 10% of the issued and outstanding ordinary shares on a fully diluted basis.

Proposal 3 – Reverse Share Split Proposal: A proposal to allow the Company’s board of directors (the “Board of Directors”) to effect a reverse share split of the Company’s ordinary shares, par value $0.0135 per share, at a ratio of not less than 1-for-4 and not more than 1-for-10, with the exact ratio to be determined by the Board of Directors prior to the extraordinary general meeting and to be presented for approval by our shareholders at the meeting.

We refer to the foregoing proposals as the “Authorized Share Capital Increase Proposal”, the “Evergreen Increase Proposal”, and the “Reverse Share Split Proposal”, respectively. Under the laws of the Cayman Islands and, in the case of the Authorized Share Capital Increase Proposal and the Reverse Share Split Proposal, Articles 17.1.1 and 17.1.4, respectively, of our Amended and Restated Articles of Association, an ordinary resolution adopted by a majority of our shareholders as, being entitled to do so, vote in person or by proxy at the extraordinary general meeting (including a unanimous written resolution) is needed for approval of each proposal. Abstentions will have no effect on the outcome of the vote on any proposal under Cayman Islands law.

The Authorized Share Capital Increase Proposal is intended to enable us to maintain compliance with Nasdaq Listing Rule 5550(b)(1), which requires that our company have at least $2.5 million of shareholders’ equity under the Equity Standard of the Nasdaq Capital Market, on which our ordinary shares and warrants are listed. Our issuance of equity securities in value-enhancing transactions, whether extraordinary or ordinary-course, will serve as the primary means by which we can effectively achieve that goal, and for that, we will need additional authorized share capital. Our Nasdaq listing is a critical asset of our company and our shareholders, as it enhances the price and liquidity of, and the trading market for, our securities, and it is therefore in the best interest of our shareholders that we preserve it.

Beyond the purpose of maintaining our Nasdaq listing, we require the increased share capital for the basic financing needs of our operations and potential business development transactions, in keeping with our goal of creating substantive value for our shareholders. As we navigate the upcoming critical period in the clinical development of our innovative RNA interference (RNAi) therapies to treat solid tumors driven by KRAS mutations, we will need both sufficient funding and transactional flexibility for that development process. An enhanced authorized share capital will provide us with that requisite flexibility to conduct those financings and to explore potential business development transactions. That, in turn, can help us to advance our product candidates, as well as potential complementary assets, which together will serve as the primary means by which we can increase the value of our company and our ordinary shares for our shareholders.

Under the current authorized share capital set forth in our Amended and Restated Memorandum of Association, we do not have any authorized unissued ordinary shares available for issuance, beyond shares already reserved for issuance under outstanding warrants, limited numbers of shares reserved for issuance under our equity incentive plans, the convertible promissory note held by the Moringa sponsor, and limited numbers of shares for financings, whether under our At-the-Market (ATM) financing program with H.C. Wainwright & Co. or alternative financing transactions. Absent an increase to our available share capital, we will be unable to maintain compliance with the minimal Nasdaq shareholders’ equity requirement, or with our operational goals related to value creation. The proposed increase to our authorized share capital by 50,000,000 ordinary shares (subject to adjustment if the Reverse Share Split Proposal is also approved) represents the minimum increase that is needed to enable us to maintain Nasdaq listing compliance, while continuing to progress with our clinical programs and with potential complementary business development opportunities for the creation of shareholder value, for the near-to-mid-term period.

The Evergreen Increase Proposal is aimed at ensuring that we have a sufficient number of ordinary shares available on an ongoing basis to provide equity incentives to employees, officers and directors in amounts determined appropriate by Silexion’s compensation committee, Board of Directors and management. Our issued and outstanding share capital is dynamic, given the large number of financing and other transactions that we need to effect relatively frequently to meet our basic operating needs. That, in turn, mandates that at the start of each year, we have a sufficiently large increase to the reserve under the 2024 Plan via the “evergreen” mechanism to enable us to adequately incentivize employees, officers and directors in a customary manner that takes into account the expected increase in issued and outstanding share capital in that upcoming year. The proposed “evergreen” increase would furthermore conform with the customary limit on dilution to shareholders from equity incentive compensation that is supported by institutional shareholder groups.

The Reverse Share Split Proposal is intended to enable us to maintain our compliance with Nasdaq Listing Rule 5550(a)(2), which requires that our ordinary shares maintain a minimum bid price of $1.00 per share on an ongoing basis in order to remain listed on the Nasdaq Capital Market. The market price of our ordinary shares in recent times has not been significantly above $1.00 per share, and if we were to fall out of compliance with that bid price requirement for a consecutive 30 trading day period, our ordinary shares would be subject to immediate delisting, without a period during which we could attempt to remedy our non-compliance. We seek to protect our Nasdaq listing, which (as described above) we consider a critical asset of our company, and to preempt any potential deficiency as to the minimum bid price requirement. Depending on market conditions and the market price of the ordinary shares immediately prior to the extraordinary general meeting, our Board of Directors will determine which resolution— containing a specific reverse split ratio— will be presented at the meeting. To the extent each of the Authorized Share Capital Increase Proposal and the Reverse Share Split Proposal is approved at the meeting, the number of shares by which our authorized share capital will be enlarged pursuant to the Authorized Share Capital Increase Proposal will be lessened, and the par value of those additional authorized shares will be increased, in proportion to the ratio of the Reverse Share Split Proposal (once it is implemented).

The formal notice of, and the proxy statement for, the extraordinary general meeting accompany this letter.
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Whether or not you plan to attend the extraordinary general meeting, it is important that your shares be represented and voted at the meeting. After reading the attached formal notice and proxy statement, please promptly vote. If you are a shareholder of record, you can vote by completing and returning the enclosed proxy card or by going online to www.cstproxyvote.com and utilizing the control number appearing on your proxy card to vote. If you hold your shares in “street name” through a bank, broker or other nominee, you can provide voting instructions to your bank, broker or other nominee to ensure that your shares are represented and voted at the extraordinary general meeting, either via the enclosed voting instruction form or online— at www.proxyvote.com--   as described in the enclosed instructions.

If you have any questions or need assistance voting your ordinary shares, please contact Alliance Advisors, our proxy solicitation agent, by calling toll-free at 1-866-206-7359 (for shareholders in the United States) or 1-551-368-0031 (for shareholders outside of the United States) or by e-mail at SLXN@allianceadvisors.com.

Thank you for your participation. We look forward to your continued support. Sincerely, /s/ Ilan Hadar Chairman of the Board and Chief Executive Officer
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Silexion Therapeutics Corp
12 Abba Hillel Road
Ramat-Gan, Israel 5250606
+972-3-756-4999

NOTICE OF EXTRAORDINARY GENERAL MEETING
OF SILEXION THERAPEUTICS CORP (“SILEXION” OR THE “COMPANY”)

Time and Date of Extraordinary General Meeting (the “meeting”)	9:00 a.m. Eastern Daylight Time/4:00 p.m. local (Israel) time on Tuesday, April 28, 2026

Place of Meeting
(in-person attendance)	Meitar Law Offices 16 Abba Hillel Road, 10th floor Ramat Gan, Israel 5250608

(virtual or telephonic attendance- may submit questions, but not vote)
https://www.cstproxy.com/silexion/secondegm2026. Log into the virtual site by using the control number included in your proxy materials; or call 1 800-450-7155 (toll-free, within the U.S. and Canada) or +1 857-999-9155 (outside of the U.S. and Canada- standard rates apply), conference ID: 8161245#.

Agenda Items
(1)   Proposal 1 - Authorized Share Capital Increase Proposal (the “Authorized Share Capital Increase Proposal”): An increase to the Company’s authorized share capital under paragraph 5 of the Company’s Amended and Restated Memorandum of Association by 50,000,000 of the Company’s ordinary shares (“ordinary shares”), from US$121,500, divided into 9,000,000 ordinary shares of a par value of US$0.0135 each (which is the Company’s current authorized share capital), to US$796,500, divided into 59,000,000 ordinary shares of a par value of US$0.0135 each.

(2)   Proposal 2 - Equity Incentive Plan Evergreen Increase Proposal (the “Evergreen Increase Proposal”): An amendment to Section 5(b)(i) of the Silexion Therapeutics Corp 2024 Equity Incentive Plan (the “2024 Plan”) to increase the number of ordinary shares added annually on January 1st under the “evergreen”  provision of the 2024 Plan from (i) 5% of the Company’s outstanding ordinary shares, to (ii) such number of additional ordinary shares as yields, following the annual increase, a pool of ordinary shares reserved under all equity incentive plans of the Company that constitutes, in the aggregate, 10% of the issued and outstanding ordinary shares on a fully diluted basis.

(3)   Proposal 3- Reverse Share Split Proposal (the “Reverse Share Split Proposal”): A proposal to allow the Company’s board of directors (the “Board” or “Board of Directors”) to effect a reverse share split of the Company’s ordinary shares, par value $0.0135 per share at a ratio of not less than 1-for-4 and not more than 1-for-10, with the exact ratio to be determined by the Board prior to the meeting and to be presented for approval by our shareholders at the meeting

Required Majority for Approval of Proposals
Under the laws of the Cayman Islands and, in the case of the Authorized Share Capital Increase Proposal and the Reverse Share Split Proposal, Articles 17.1.1 and 17.1.4, respectively, of Silexion’s Amended and Restated Articles of Association, the approval of each of the proposals requires an ordinary resolution, adopted by the affirmative vote of shareholders holding ordinary shares amounting in the aggregate to at least a majority of the votes cast by shareholders as, being entitled to do so, vote in person or by proxy at the meeting with respect to such proposal. Abstentions and broker non-votes are not considered “actually cast” and are therefore not taken into consideration in determining whether a majority has been achieved for either proposal.

Purpose of Agenda Items
Authorized Share Capital Increase Proposal: The primary purpose of the Authorized Share Capital Increase Proposal is to enable the Company to maintain compliance with Nasdaq Listing Rule 5550(b)(1), which requires that the Company have at least $2.5 million of shareholders’ equity on a continued basis under the Equity Standard of the Nasdaq Capital Market, on which the Company’s ordinary shares and warrants are listed. Beyond the need to comply with the Nasdaq shareholders’ equity requirement, the Company requires an enhanced authorized share capital to pursue its ongoing operational needs related to its preclinical and clinical development of RNA interference (RNAi) therapies, including financing activities, and potential business development opportunities for complementary assets. The Company intends to manage its enlarged authorized share capital to reinforce, as much as possible, the price and liquidity of, and the trading market for, its traded securities. The proposed increase of 50,000,000 authorized ordinary shares (subject to adjustment if the Reverse Share Split Proposal is approved) is currently expected to be sufficient for the Company to maintain its requisite shareholders’ equity level and achieve the foregoing additional objectives in the short term to mid term.

Evergreen Increase Proposal: The purpose of the Evergreen Increase Proposal is to enable the Company to attract, retain and motivate talented employees, officers, directors and consultants through competitive equity compensation. The 2024 Plan currently includes an “evergreen” provision that automatically increases the share pool under that plan on January 1st of each year by the lesser of (i) 5% of the Company’s outstanding ordinary shares, or (ii) an amount determined by the Board. The proposed amendment to that provision under the Evergreen Increase Proposal would change the number of ordinary shares added annually under the foregoing clause (i) from a set percentage increase to an increase that is tied to the resulting pool size following the increase. The proposed increase would add, annually (unless the Board decides upon a lesser increase under clause (ii)), such number of shares as would yield a total pool size under all Company equity incentive plans equal to 10% of the Company’s issued and outstanding shares on a fully diluted basis as of January 1st. The proposed change to the “evergreen” increase is necessary to meet the Company’s ongoing equity compensation needs annually without requiring frequent shareholder approvals for additional one-time increases, which would be wasteful of company resources. The proposed maximum size annual increase is furthermore consistent with market practice and the recommended limit for equity incentive- related dilution that is espoused by institutional shareholder groups.

Reverse Share Split Proposal. The purpose of the proposed reverse share split is to enable the Company to maintain its compliance with Nasdaq Listing Rule 5550(a)(2), which requires that the ordinary shares maintain a minimum bid price of $1.00 per share on an ongoing basis in order to remain listed on the Nasdaq Capital Market. While the Company is presently in compliance with the minimum bid price requirement, the Company seeks to protect its Nasdaq listing and to preemptively prevent any potential deficiency as to that requirement, given that the closing price of the ordinary shares in recent times has not been significantly above the minimum level. Based on market conditions and the market price of our ordinary shares immediately prior to the meeting, our Board of Directors will determine the exact reverse split ratio to be presented at the meeting.

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Board Recommendation	The Board recommends a vote “FOR” each of the Authorized Share Capital Increase Proposal, the Evergreen Increase Proposal, and the Reverse Share Split Proposal.
Record Date	You are entitled to notice of, and to vote at, the meeting if you held an ordinary share of Silexion as of the close of business on Tuesday, April 7, 2026.

Additional Proxy Materials
The Authorized Share Capital Increase Proposal, the Evergreen Increase Proposal, and the Reverse Share Split Proposal and details with respect to the meeting, are described more fully in the attached proxy statement, which we are sending (together with this notice and a proxy card or voting instruction form) to our shareholders and which we urge you to read in its entirety. Copies of this notice, the attached proxy statement and the related proxy card are also being filed with the U.S. Securities and Exchange Commission (the “SEC”) under cover of Schedule 14A, which documents may be obtained for free from the SEC’s website at www.sec.gov, the “Investors” portion of our website, www.silexion.com, or at the website for the meeting, https://www.cstproxy.com/silexion/secondegm2026

Quorum Requirement
No action may be taken at the meeting unless a quorum, consisting of the holders of at least a majority of the Company’s outstanding ordinary shares, are present in person or by proxy. If a quorum is not present at the meeting within half an hour from the time designated for the meeting to begin, the chairman of the meeting will adjourn the meeting for one week, to Tuesday, May 5, 2026, at the same time and same place at which the meeting is held, at which time resolutions may be adopted solely with respect to the proposals described in this notice of the original meeting. If a quorum is not present at the reconvened meeting within half an hour from the time designated for it to begin, those shareholders present (regardless of how many) will be deemed to constitute a quorum and action may be taken on the matters on the agenda.

Required Vote
Approval of each of the Authorized Share Capital Increase Proposal, the Evergreen Increase Proposal and the Reverse Share Split Proposal requires the affirmative vote of shareholders holding ordinary shares amounting in the aggregate to at least a majority of the votes cast by shareholders as, being entitled to do so, vote in person or by proxy at the meeting with respect to such proposal. Abstentions and broker non-votes are not considered “actually cast” and are therefore not taken into consideration in determining whether a majority has been achieved for any proposal, but the ordinary shares represented thereby are considered present for purposes of the quorum requirement.

Means of Voting
The vote of each of the Company’s shareholders is important regardless of whether or not any particular shareholder attends the meeting. Accordingly, we urge you to read the attached proxy statement and vote your ordinary shares promptly, regardless of the number of ordinary shares you own.

You may vote the ordinary shares that you own directly (i.e., as a record shareholder) via proxy, by signing and returning the form of proxy in the enclosed envelope. If you prefer to vote via the internet, you may do so at www.cstproxyvote.com, by using the control number that appears towards the bottom of the physical proxy card that was sent to you. You may revoke your proxy at any time before it is voted, and you may attend the meeting and vote in person even if you have previously signed a proxy or voted via the internet. As an alternative to voting via proxy or via the internet, you may vote the ordinary shares that you own directly in person by attending the meeting.

If your ordinary shares are held in street name on Nasdaq (i.e., ordinary shares that are held through a bank, broker or other nominee), you may instruct the nominee as to how you want your ordinary shares voted, including via the internet (at www.proxyvote.com). Specific instructions as to how to vote are set forth on the enclosed voting instruction form provided by your bank, broker, or nominee.

If voting via proxy, your vote must be received by 11:59 p.m., Eastern time on Monday, April 27, 2026 in order to be counted towards the tally of votes on the proposals at the meeting. If submitting voting instructions via a voting instruction form or via the internet, the deadline for receipt of your voting instructions will be at such time on such date as may be indicated in the voting directions provided to you.

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Attendance at Meeting (in person)
If you are a shareholder holding ordinary shares as of the record date for the meeting (April 7, 2026) and desire to attend the meeting in person, if a record shareholder, please provide at the meeting the name under which your ordinary shares are held of record and proof of ownership (a copy of your share certificate or a statement showing book-entry shares). If you hold your ordinary shares in “street name” (through a bank or broker), please bring to the meeting the required proof of ownership described for attendance at the meeting, namely: a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting, along with an account statement or other proof that shows that you owned your shares as of the record date for the meeting.

(virtual or telephonic attendance)
https://www.cstproxy.com/silexion/secondegm2026. Log into the virtual site by using the control number included in your proxy materials, or call 1 800-450-7155 (toll-free, within the U.S. and Canada) or +1 857-999-9155 (outside of the U.S. and Canada- standard rates apply), conference ID: 8161245#. You may submit questions, but not vote, while attending the meeting virtually or telephonically.

Proxy solicitor for Meeting
Our proxy solicitor for the meeting is Alliance Advisors, whom you can contact by calling toll-free 1-866-206-7359 (for shareholders in the United States) or 1-551-368-0031 (for shareholders outside of the United States) or by e-mail at SLXN@allianceadvisors.com.

By Order of the Board of Directors,

/s/ Ilan Hadar
Chairman of the Board and Chief Executive Officer April 9, 2026

This Notice of Extraordinary General Meeting was
first published by the Company on April 9, 2026.

Important Notice Regarding the Availability of Proxy Materials for the extraordinary general meeting of Silexion to be held on April 28, 2026:

This notice and the accompanying proxy statement are available free of charge at the “Investors”
portion of the Company’s website, www.silexion.com, and at
https://www.cstproxy.com/silexion/secondegm2026.
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Silexion Therapeutics Corp
12 Abba Hillel Road
Ramat-Gan, Israel 5250606
+972-3-7564999

PROXY STATEMENT
FOR EXTRAORDINARY GENERAL MEETING

INFORMATION CONCERNING ATTENDANCE AND VOTING

This proxy statement is being furnished to you in connection with the solicitation by the board of directors (the “Board”) of Silexion Therapeutics Corp, a Cayman Islands exempted company (“we,” “us,” “our,” “Silexion,” the “Company” or “our company”), of proxies in the accompanying form to be used at the extraordinary general meeting of the Company (the “extraordinary general meeting” or “meeting”) to be held at 9:00 a.m., Eastern time/ 4:00 p.m. local (Israel) time, on Tuesday, April 28, 2026 at the offices of our external legal counsel, Meitar Law Offices, 16 Abba Hillel Road, 10th floor, Ramat Gan, Israel 5250608. The extraordinary general meeting may also be attended virtually over the internet. You will be able to attend, and submit your questions during (but not speak at or vote at), the extraordinary general meeting online by visiting https://www.cstproxy.com/ silexion/secondegm2026 or by calling 1 800-450-7155 (toll-free, within the U.S. and Canada) or +1 857-999-9155 (outside of the U.S. and Canada, standard rates apply), conference ID 8161245#.

This proxy statement is being mailed to shareholders on or about Monday, April 13, 2026.

IMPORTANT:

Please promptly vote via the enclosed proxy card or voting instruction form, or via the Internet, by following the instructions appearing on the enclosed proxy card or provided by your broker, bank or nominee, so that your shares can be represented at the extraordinary general meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE EXTRAORDINARY GENERAL MEETING

Q. Why am I receiving these materials?

A. Our Board is soliciting your proxy to vote at the extraordinary general meeting of Silexion, including at any adjournments or postponements of the meeting. The extraordinary general meeting will be held at 9:00 a.m., Eastern time/ 4:00 p.m. local (Israel) time, on Tuesday, April 28, 2026 at the offices of our external legal counsel, Meitar Law Offices, 16 Abba Hillel Road, 10th floor, Ramat Gan, Israel 5250608, as well as virtually. You are invited to attend the extraordinary general meeting via live audio webcast, although you will be unable to vote on the proposals described in this proxy statement in person at the meeting if you attend in that manner. You do not need to attend the meeting in person to vote your shares, however. Instead, you may follow the instructions below to submit your proxy or voting instructions via a physical proxy card or voting instruction form, or via the Internet. Shareholders are encouraged to vote, or to submit voting instructions to their bank, broker or other nominee, by Internet as early as possible in advance of the extraordinary general meeting to avoid processing delays.

Q. Why are you holding the extraordinary general meeting?

A. We are holding the extraordinary general meeting in order to obtain our shareholders’ approval for three proposals:

Authorized Share Capital Increase Proposal: An increase to the authorized share capital of the Company (as set forth in paragraph 5 of our Amended and Restated Memorandum of Association (the “Memorandum of Association”)) by 50,000,000 ordinary shares from US$121,500 divided into 9,000,000 ordinary shares of a par value of US$0.0135 each (which is our current authorized share capital), to US$796,500 divided into 59,000,000 ordinary shares of a par value of US$0.0135 each. The foregoing numbers of additional shares and the par value of those shares added by the implementation of this proposal will be subject to adjustment to the extent the Reverse Share Split Proposal is also approved We refer to the foregoing proposed increase as the “Authorized Share Capital Increase Proposal” or “Proposal 1”.

Equity Incentive Plan Evergreen Increase Proposal: An amendment to Section 5(b)(i) of the Silexion Therapeutics Corp 2024 Equity Incentive Plan (the “2024 Plan”) that increases the maximum amount by which the number of ordinary shares reserved for issuance under the 2024 Plan increases automatically under the “evergreen” provision from 5% of the Company’s issued and outstanding ordinary shares as of January 1st of each year, to such number of additional ordinary shares as yields, following the annual increase, a pool of ordinary shares reserved under all equity incentive plans of the Company that constitutes, in the aggregate, 10% of the issued and outstanding ordinary shares on a fully diluted basis (unless a lesser increase is set by the Board for the relevant upcoming year). We refer to the foregoing proposed amendment to the 2024 Plan as the “Evergreen Increase Proposal” or “Proposal 2”.

Reverse Share Split Proposal: Authorization of the Board to effect a reverse share split of our ordinary shares, par value $0.0135 per share (“ordinary shares”) at a ratio of not less than 1-for-4 and not more than 1-for-10, with the exact ratio to be determined by the Board prior to the meeting and to be presented for approval by our shareholders at the meeting. This proposal is referred to as the “Reverse Share Split Proposal” or “Proposal 3”.

Q. Why are you seeking approval for an increase to the Company’s authorized share capital at the extraordinary general meeting?

A. The increase in authorized share capital that we are proposing pursuant to the Authorized Share Capital Increase Proposal is needed to enable us to both (i) preserve our current listing on the Nasdaq Capital Market, and (ii) fund vital working capital for our operations that will further the pre-clinical and clinical development of our innovative RNA interference (RNAi) therapies and, potentially, pursue business development transactions for complementary assets.

We are required to maintain at least $2.5 million of shareholders’ equity on an ongoing basis under the Equity Standard of the Nasdaq Capital Market, on which our ordinary shares and warrants are listed. Our issuance of equity securities in value-enhancing transactions, whether extraordinary or ordinary-course, will serve as the primary means by which we can effectively achieve that goal, and for that, we will need additional authorized share capital.

Beyond the purpose of maintaining our Nasdaq listing, we require increased share capital for the basic financing needs of our operations and, potentially, for business development transactions, in keeping with our goal of creating substantive value for our shareholders. As we navigate the upcoming critical period in the clinical development of our RNAi therapies to treat solid tumors driven by KRAS mutations, we will need both sufficient funding and transactional flexibility for that development process. An enhanced authorized share capital will enable us to effect basic financing activities and will furthermore provide us with the requisite flexibility to potentially pursue value-enhancing business development opportunities related to complementary assets. Those activities and opportunities can, in turn, help us to advance our product candidates and, potentially, complementary product candidates, whereby we can increase the value of our company and our ordinary shares for our shareholders.

Under our Memorandum of Association, we do not currently have any available, unissued authorized share capital, beyond what we have reserved for issuance under pre-existing commitments. Our lack of available, unissued share capital prevents us from executing upon our intended maintenance of compliance with the $2.5 million minimal Nasdaq shareholders’ equity level, and with our operational goals of value creation via our pre-clinical and clinical siRNA development programs. The proposed increase of 50,000,000 additional authorized ordinary shares (subject to adjustment if the Reverse Share Split Proposal is also approved) represents the estimated minimum level needed to enable us to maintain Nasdaq listing compliance, while continuing to progress with our pre-clinical and clinical programs, and potential complementary opportunities, for the creation of shareholder value, in the upcoming near-term to mid-term periods. Even for the above-listed commitments for which we have allocated ordinary shares, we cannot maximize the potential benefits from them or ensure our compliance with related requirements without additional share capital to be added to the reserves for them. For example, we cannot maximize the $13,170,000 of potential financing for our company that is available under the At-The-Market offering program that we have in place with H.C. Wainwright & Co. (“H.C. Wainwright”) (the “ATM”), and we cannot grant any basic incentive awards to our employees, officers and directors under the 2024 Plan from the evergreen increase of the pool under that plan as of January 1, 2026 (regardless of whether the Evergreen Increase Proposal is adopted at the meeting) without actual additional authorized share capital to allocate for those purposes.

In order to effect the increase in our authorized share capital, Article 17.1.1 of our Amended and Restated Articles of Association (the “Articles”) and Cayman Islands law mandate that our shareholders adopt an ordinary resolution, which requires us to hold the extraordinary general meeting (see the question below “What majorities are needed for approval of the proposals, and how are votes counted?”).

We were unable to pass a similar proposal to increase our authorized share capital at the extraordinary general meeting that we held on March 23, 2026 (following an adjournment of one week from the original March 16, 2026 date of that meeting). This proposal is, however, of critical importance to the future of our company’s success and we have therefore called the meeting to attempt to pass this increase once again. We also believe that changes to the composition of our shareholders since the time of the prior meeting may favor our ability to pass this proposal at the meeting.

Q. Why are you seeking approval for an increase to the number of ordinary shares added automatically to the pool of ordinary shares annually under the “evergreen” provision of the 2024 Plan?

A. The increase to the number of ordinary shares added annually to the pool for the 2024 Plan under the “evergreen” provision pursuant to the Evergreen Increase Proposal is needed to enable us to attract, retain and motivate talented employees, officers, directors and consultants who are critical to our success in the highly competitive biotechnology industry. It will provide us with the flexibility to make competitive equity grants that align the interests of our key personnel with those of our shareholders, while supporting our long-term growth and the advancement of our RNAi therapies.

Equity compensation is a vital component of our overall compensation strategy. The 2024 Plan currently includes an evergreen provision that automatically increases the share pool on January 1st of each year by the lesser of (i) 5% of our issued and outstanding ordinary shares, or (ii) an amount determined by the Board. While our shareholders approved a one-time increase to the share pool for the 2024 Plan at our July 2025 annual general meeting, which enabled us to grant equity to our unaffiliated directors in 2025, that was a one-time increase that does not cover our ongoing equity incentive needs. Our proposed adjustment to the “evergreen” provision under the 2024 Plan, on the other hand, will support our equity compensation program on a recurring, reliable basis, at annual intervals. The proposed increase to the annual evergreen provision under the Evergreen Increase Proposal will yield, annually (unless our Board decides upon a lesser increase in a given year), a total pool that constitutes, in the aggregate, 10% of our issued and outstanding ordinary shares on a fully diluted basis as of every January 1.

The proposed amendment to the evergreen provision will support our ongoing equity compensation requirements without the need for frequent shareholder meetings for additional one-time increases to our equity incentive share pool, which would be wasteful of company resources. The current level— 5% of our issued and outstanding ordinary shares as of each January 1st— is insufficient because our issued and outstanding share capital is dynamic and grows rapidly over the course of each year, given the large number of financing and other transactions that we need to effect relatively frequently to maintain compliance with the Nasdaq shareholders’ equity requirement and meet our basic operating needs. That, in turn, mandates that at the start of each year, we have a sufficiently large increase to the reserve under the 2024 Plan via the evergreen mechanism to enable us to adequately incentivize employees, officers and directors in a customary manner that takes into account the expected increase in issued and outstanding share capital in that upcoming year.

The proposed change to the maximum size of the annual “evergreen” increase under the 2024 Plan will  furthermore ensure that the total number of ordinary shares reserved under our equity incentive plans will always conform to the limit of 10% of our issued and outstanding ordinary shares, on a fully diluted basis, which is consistent with recommended market practices and with the limit espoused by institutional shareholder groups.

Because the increase to the number of ordinary shares covered by the evergreen provision involves a material amendment to the 2024 Plan, Nasdaq Listing Rule 5635(c) requires that we seek our shareholders’ approval for such an amendment, and we therefore plan to do so at the extraordinary general meeting (see the question below “What majorities are needed for approval of the proposals, and how are votes counted?”).

We were unable to pass a similar proposal to increase the size of the annual “evergreen” increase under the 2024 Plan at the extraordinary general meeting that we held on March 23, 2026 (following an adjournment of one week from the original March 16, 2026 date of that meeting). This proposal is, however, of critical importance to the future of our company’s ability to incentivize our employees (including officers) and directors, and we have therefore called the meeting to attempt to pass this increase once again. We also believe that changes to the composition of our shareholders since the time of the prior meeting may favor our ability to pass this proposal at the meeting.

Q. Why are you proposing a reverse share split of the Company’s authorized shares (both issued and unissued)?

A. The reverse share split is intended to enable us to maintain our compliance with Nasdaq Listing Rule 5550(a)(2), which requires that the ordinary shares maintain a minimum bid price of $1.00 per share on an ongoing basis in order to remain listed on the Nasdaq Capital Market. The market price of our ordinary shares in recent times has not been significantly above $1.00 per share, and if we were to fall out of compliance with that bid price requirement for a consecutive 30 trading day period, our ordinary shares would be subject to immediate delisting, without a period during which we could attempt to remedy our non-compliance. We seek to proactively protect our Nasdaq listing, which we consider a critical asset of our company, and to preempt any potential deficiency as to the minimum bid price requirement.

Besides needing to do so from the perspective of maintaining the Company’s Nasdaq listing, our maintenance of a share price that is comfortably above the $1.00 minimum bid price is furthermore in our best interest strategically, as it will assist us in raising capital to support our clinical trials. Many potential desirable investors or financing sources who have participated in our past public offerings (in January 2025 and September 2025) and/or whom could participate in our future offerings would be unwilling to consider an investment in our company on reasonable terms or at all if our share price drops below the minimum $1.00 price level under the Nasdaq Listing Rules. We are currently advancing our SIL-204B platform product to clinical development, which is expensive, and we expect our research and development expenses to increase substantially in connection with our ongoing activities, particularly as we advance our product candidates through clinical studies. If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay, or discontinue one or more of our research, development or manufacturing programs or the commercialization of any product candidates, or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially adversely affect our business, financial condition, and results of operations.

Q. Will the increase to Silexion’s authorized share capital lead to a dilution of my holdings in Silexion and a reduction in the price of Silexion’s ordinary shares?

A. The increase in authorized share capital to be effected pursuant to Proposal 1 will not, in and of itself, involve the issuance of any additional securities by our company, and, therefore, will not cause any dilution to your percentage holdings in Silexion. However, once we have an enhanced authorized share capital, the transactions that we will enter into in order to raise, and maintain, our shareholders’ equity level in compliance with the $2.5 million minimum shareholders’ equity requirement prescribed by the Equity Standard of the Nasdaq Capital Market, will involve the issuance of a significant number of ordinary shares. That, in turn, could result in a drop in the trading price per share of our ordinary shares. Please see the risks related to our prospective increased authorized share capital under “Risk Factors Related to the Proposals— Risk Factors Related to the Authorized Share Capital Increase Proposal ” below in this proxy statement. Nevertheless, we intend to be as selective as possible before issuing share capital, to ensure that the terms of transactions in which we issue shares are consistent with our strategic goal of supporting value enhancement for our shareholders and buttressing the price of our ordinary shares. We will carefully manage our enhanced authorized share capital to support and reinforce, as much as possible, the price and liquidity of, and the trading market for, our traded securities.

It is furthermore important to keep in mind that our Nasdaq listing is a critical asset of our company and our shareholders, as it enhances the price and liquidity of, and the trading market for, our securities, and it is therefore in the best interest of our shareholders that we preserve it. It is therefore extremely important that we achieve and maintain compliance with the $2.5 million minimum shareholders’ equity requirement for continued listing on the Nasdaq Capital Market, which requires, as a prerequisite, that we enhance our authorized share capital that can be utilized towards that goal.

Q. Will the increased size of the proposed annual evergreen increase under the 2024 Plan lead to dilution of my holdings in Silexion?

A. The increased size of the maximum annual evergreen increase under the 2024 Plan pursuant to Proposal 2 will increase, more substantially, the number of ordinary shares reserved for issuance under the 2024 Plan than under the current evergreen provision. That greater increase could result in dilution to existing shareholders if and when equity awards are granted and exercised or vest. However, we believe that equity compensation is essential to attract and retain the talent necessary to execute our business strategy and create long-term shareholder value. Our compensation committee and Board carefully review and approve all equity grants to ensure they are appropriate and aligned with shareholder interests, such that any dilution from those grants will be as minimal as possible. Please see the risks related to the evergreen increase under “Risk Factors Related to the Proposals— Risk Factor Related to the Evergreen Increase Proposal” below in this proxy statement.

Q. How will the reverse share split impact my ownership percentage and my holdings in the Company?

A. One principal effect of the reverse share split under any of possible ratios at which it would be effected would be to decrease the number of our issued and outstanding ordinary shares. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the reverse split will not have any dilutive effect on our shareholders since each shareholder would hold the same percentage of our ordinary shares outstanding immediately following the reverse split as such shareholder held immediately prior to the reverse split. Voting and other rights that accompany the ordinary shares would not be affected by the reverse split.

The reverse split— in and of itself— will not have any dilutive effect on our shareholders. In addition, the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance will remain the same under the Reverse Share Split Proposal because the authorized number of our ordinary shares will be decreased in proportion to the ratio of between 1-for-4 and 1-for-10 at which the reverse split will be effected at the effective time of the reverse split. Approval of Proposal 1, however, will alter that proportion by increasing merely the number of authorized shares while not impacting the number of issued ordinary shares. Our remaining authorized shares may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, and/or establishing strategic relationships with other companies. We currently plan to use the available authorized shares (if increased pursuant to Proposal 1) in the near term for vital financing transactions and/or business development transactions for our company that will help us to maintain compliance with the Nasdaq minimum $2.5 million shareholders’ equity requirement under the Equity Standard of the Nasdaq Capital Market, as well as for equity incentive grants (if Proposal 2 is approved).

Q. Will there be any other items of business on the agenda?

A. Other than the Authorized Share Capital Increase Proposal, the Evergreen Increase Proposal and the Reverse Share Split Proposal, there are no other agenda items that we plan to present at the extraordinary general meeting.

Q. Who is entitled to vote?

A. Shareholders of record at the close of business on the record date, Tuesday, April 7, 2026 (the “record date”), may vote at the extraordinary general meeting. In addition, shareholders holding ordinary shares beneficially (in “street name”) (as described in response to the next question) as of the record date may instruct the record holder through which the shares are held how to vote their shares at the extraordinary general meeting. Each shareholder is entitled to one vote on each proposal for each ordinary share held— whether of record or beneficially— as of the record date. As of the close of business on the record date (Tuesday, April 7, 2026), there were 4,074,710 of our ordinary shares outstanding.

Q. What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A. Shareholders of record at the close of business on the record date, Tuesday, April 7, 2026 (the “record date”), may vote at the extraordinary general meeting. In addition, shareholders holding ordinary shares beneficially (in “street name”) (as described in response to the next question) as of the record date may instruct the record holder through which the shares are held how to vote their shares at the extraordinary general meeting. Each shareholder is entitled to one vote on each proposal for each ordinary share held— whether of record or beneficially— as of the record date. As of the close of business on the record date (Tuesday, April 7, 2026), there were 4,074,710 of our ordinary shares outstanding.

Beneficial Owner. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name”. The notice of the meeting, along with the cover letter and this proxy statement, have been forwarded to you by your broker, bank, or nominee, which is considered, with respect to those shares, the shareholder of record.

Q. How do I vote?

A. You may vote through any of the following methods:

By Internet - Shareholders of record may submit proxies prior to the extraordinary general meeting by going online to www.cstproxyvote.com and utilizing the control number appearing on their proxy cards, in accordance with the Internet voting instructions on the proxy cards. Most shareholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their brokers, banks or nominees (in most cases, www.proxyvote.com).

By Mail - Shareholders of record may submit a hard copy of the proxy card that was included with this proxy statement that was mailed to them (assuming that they received a hard copy of this proxy statement and the proxy card) by completing, signing and dating the proxy card and returning it in the prepaid envelope enclosed with the proxy card. Please sign your name exactly as it appears on the proxy card. If you return your signed proxy card but do not indicate your voting preferences, your shares will be voted on your behalf “FOR” all proposals. Shareholders who hold ordinary shares beneficially in street name may provide voting instructions by mail by completing, signing, dating and mailing, in the enclosed prepaid envelope, the voting instruction form provided to them by their brokers, banks or other nominees (assuming that they received a hard copy of the voting instruction form).

In Person - Shareholders of record who attend the extraordinary general meeting in person may vote at the extraordinary general meeting, in which case any votes that they have previously submitted (via either of the above-described methods for voting) will be superseded by the vote that they cast at the extraordinary general meeting. Any such shareholder of record needs to bring proof of ownership of his, her or its ordinary shares (such as a statement showing book-entry shares) as of the record date for the meeting. Shares held beneficially in street name may be voted in person at the meeting only if the beneficial owner brings the requisite documentation, namely: (i) proof that he, she or it owned the shares in a brokerage, trustee or nominee account as of the record date (such as a brokerage account statement), and (ii) a legal proxy from the broker, trustee or nominee that owns the shares of record giving the beneficial owner the right to vote the shares. Even if you plan to attend the meeting in person, we recommend that you also vote via the internet, or submit your proxy card or voting instruction form, as described above, so that your vote will be counted if you later decide not to attend the meeting.

Please note that shares held in your name as a shareholder of record or shares owned by you beneficially may not be voted while you attend the extraordinary general meeting virtually. You will be able to listen to the proceedings at the meeting via virtual attendance, and you will be able to submit a question to the parties at the meeting virtually. However, you will not be able to speak at the meeting or to submit your vote via virtual attendance. To attend the meeting virtually, please go to https://www.cstproxy.com/ silexion/secondegm2026.

Even if you plan to attend the extraordinary general meeting in person and vote at the meeting, we recommend that you also vote or submit your voting instructions via the Internet, or via the mail, prior to the meeting so that your vote will be counted if you later decide not to attend the meeting in person.

Q. Can I change my vote or revoke my proxy?

A. You may change your vote or revoke your proxy or voting instructions at any time prior to the deadline for voting or submitting voting instructions prior to the extraordinary general meeting. If you submitted your proxy or voting instructions by Internet, you may change your vote or voting instructions, or revoke your proxy or voting instructions by entering the relevant Internet site and submitting a later-dated Internet proxy or later-dated voting instructions.

If you are a shareholder of record and submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the extraordinary general meeting, a valid, later-dated proxy card. Attendance at the extraordinary general meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised, or you vote in person at the extraordinary general meeting.

If you are a beneficial owner of shares held in street name and you wish to change or revoke your voting instructions previously submitted to your broker, bank or other nominee in person at the meeting, you must obtain a legal proxy through your broker, bank or nominee and present it to the tabulation agent in advance of the extraordinary general meeting. Please consult the voting instructions provided to you by your broker, bank or other nominee or please contact your broker, bank or nominee for more information.

Q. What majorities are needed for approval of the proposals, and how are votes counted?

A. Under the laws of the Cayman Islands and Article 17.1.1 of the Articles, the approval of the increase in our authorized share capital under our Memorandum of Association pursuant to the Authorized Share Capital Increase Proposal requires the affirmative vote of an ordinary resolution under Cayman Islands law, being a resolution passed by an ordinary majority of our shareholders as, being entitled to do so, vote in person or by proxy at the extraordinary general meeting, and includes a unanimous written resolution.

Under Nasdaq Listing Rule 5635(c), we are required to obtain our shareholders’ approval of the increase to the percentage of our issued and outstanding ordinary shares that is covered by the evergreen provision pursuant to the Evergreen Increase Proposal, since that increase involves a material amendment to the 2024 Plan. Because there is no special majority required for that approval under Cayman Islands law, by default, an ordinary resolution will suffice for approval, which is a resolution passed by an ordinary majority of our shareholders as, being entitled to do so, vote in person or by proxy at the extraordinary general meeting, and includes a unanimous written resolution.

Under the laws of the Cayman Islands and Article 17.1.4 of the Articles, the approval of the reverse share split pursuant to the Reverse Share Split Proposal, which impacts the number of authorized ordinary shares and the par value of such shares under our Memorandum of Association, requires the affirmative vote of an ordinary resolution under Cayman Islands law, being a resolution passed by an ordinary majority of our shareholders as, being entitled to do so, vote in person or by proxy at the extraordinary general meeting, and includes a unanimous written resolution.

Abstentions will have no effect on the outcome of the vote on any of the proposals under Cayman Islands law.

If you provide your vote or voting instructions on any proposal, your shares will be voted as you instruct. If you are a shareholder of record and sign your proxy card but do not indicate a vote on any proposal, your shares will be voted in accordance with the recommendation of our Board with respect to the relevant proposal (i.e., “FOR” the Authorized Share Capital Increase Proposal, the Evergreen Increase Proposal, and/or the Reverse Share Split Proposal).

If you hold shares beneficially in street name and do not provide your broker or other nominee with voting instructions on any of the three proposals, your shares will be subject to a “broker non-vote” on the subject proposal. Generally, a broker non-vote occurs on a matter when a broker or nominee does not have discretionary authority to vote on that matter without instructions from the beneficial owner, and instructions are not given. A broker or nominee would have discretion to vote on its own without instructions from the underlying beneficial owner when a proposal is considered “routine” under the rules governing brokers and nominees. Because none of the proposals to be presented at the meeting is considered “routine”, if you do not provide instructions on any such proposal, your broker or other nominee will not vote your shares, which will result in a broker non-vote with respect to your shares on the relevant proposal. In tabulating the voting results, shares for which there has been a broker non-vote are considered shares for which a vote has not been cast. Because the majority required for the approval of each proposal at the meeting only considers votes cast in favor or against the proposal, a broker non-vote will not affect the outcome of the vote on the subject proposal (assuming that a quorum is obtained generally for the meeting).

The table below summarizes the vote required to approve each proposal to be considered at the extraordinary general meeting, the Board’s recommendation as to how to vote, and the impact of abstentions and broker non-votes on the tally of votes:

Proposal	Board Recommendation	Vote Required for Approval	Effect of Abstentions(1)	Broker Discretionary Voting Allowed?(2)
Authorized Share Capital Increase Proposal	FOR	The affirmative vote “FOR” by an ordinary majority of our shareholders as, being entitled to do so, vote in person or by proxy.	No effect. Not considered votes cast on this proposal.	No. Brokers without voting instructions will not have discretionary authority to vote.

Evergreen Increase Proposal	FOR	The affirmative vote “FOR” by an ordinary majority of our shareholders as, being entitled to do so, vote in person or by proxy.	No effect. Not considered votes cast on this proposal.	No. Brokers without voting instructions will not have discretionary authority to vote.

Reverse Share Split Proposal	FOR	The affirmative vote “FOR” by an ordinary majority of our shareholders as, being entitled to do so, vote in person or by proxy.	No effect. Not considered votes cast on this proposal.	No. Brokers without voting instructions will not have discretionary authority to vote.

(1)	As noted below, abstentions will be counted as present for purposes of establishing a quorum at the extraordinary general meeting.
(2)
Only relevant if you are the beneficial owner of shares held in street name. If you are a shareholder of record and you do not cast your vote (i.e., you do not return a signed proxy card), a vote will not be cast on your behalf on the proposals at the extraordinary general meeting.

Q. What constitutes a quorum?

A. The presence in person or by proxy at the extraordinary general meeting of the holders of a majority of the ordinary shares outstanding on the record date (Tuesday, April 7, 2026) will constitute a quorum. As of the close of business on that date, there were 4,074,710 ordinary shares issued and outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. Under Article 21.3 of the Articles, to the extent there is no quorum present within half an hour from the time designated for the meeting to commence, the meeting will be adjourned to the same day in the next week at the same time, i.e., Tuesday, May 5, 2026 at 9:00 a.m. Eastern time (US)/ 4:00 p.m. local (Israeli) time, and at the same location, or to such other day, time or place as the Board may determine. If at the adjourned meeting a quorum is not present within half an hour from the time designated for the meeting to commence, the shareholders present (regardless of how many) shall be considered a quorum, and we may proceed to present, and conduct a vote on, the proposals.

Q. How are proxies solicited and who is paying for this proxy solicitation?

A. Our employees, officers and directors may solicit proxies. We will pay the cost of printing and mailing proxy materials, and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy material to the owners of our ordinary shares.

We have also engaged Alliance Advisors, LLC to act as our proxy solicitor in connection with the proposals to be acted upon at the extraordinary general meeting. Pursuant to our agreement, Alliance Advisors, LLC will, among other things, provide advice regarding proxy solicitation issues and solicit proxies from our shareholders on our behalf in connection with the extraordinary general meeting. For these solicitation services, we will pay a fee of approximately $10,000, plus expenses.

Q. Why are we holding the extraordinary general meeting also in virtual format?

A. The extraordinary general meeting will be held in primary part in person, but we will also enable shareholders to attend via a virtual meeting format, whereby our shareholders will be able to listen to the proceedings and raise questions to the officers of the Company who are present in person, via a live audio webcast. Shareholders will not be able to vote via the virtual meeting format, however. We believe that the virtual meeting format will expand shareholder access and participation.

Q. How can I attend the extraordinary general meeting in person or virtually?

A. The extraordinary general meeting will be held at the offices of our external legal counsel, Meitar Law Offices, 16 Abba Hillel Road, 10th floor, Ramat Gan, Israel 5250608. The extraordinary general meeting may also be attended virtually over the internet, by visiting https://www.cstproxy.com/silexion/secondegm2026 or via telephone, by calling 1 800-450-7155 (toll-free, within the U.S. and Canada) or +1 857-999-9155 (outside of the U.S. and Canada, standard rates apply), conference ID 8161245#, whereby our shareholders will be able to listen to, and submit questions during (but not vote at), the meeting. The extraordinary general meeting will begin promptly at 9:00 a.m., Eastern time (US)/ 4:00 p.m. local (Israel) time, on Tuesday, April 28, 2026. We encourage you to access the virtual meeting website prior to the start time.

Q. Who can help answer my questions?

A.  If you would like additional copies, without charge, of this proxy statement or if you have questions about the extraordinary general meeting, including the procedures for voting your shares, please feel free to contact Alliance Advisors, our proxy solicitor, at 1-866-206-7359 (for shareholders in the United States) or 1-551-368-0031 (for shareholders outside of the United States) or by e-mail at SLXN@allianceadvisors.com.

PROPOSAL 1— AUTHORIZED SHARE CAPITAL INCREASE PROPOSAL

Background

Uses for Increased Authorized Share Capital

Compliance with Nasdaq Shareholders’ Equity Requirement

Since the completion of the business combination transaction whereby Silexion became a public company by combining with Moringa Acquisition Corp (“Moringa”), our listing on the Nasdaq Stock Market has been a strategic asset of our company and our shareholders, as it enables us to access capital with greater ease and furthermore enhances the price and liquidity of, and the trading market for, our securities. We therefore believe that it is in the best interest of our company and our shareholders that we preserve it.

Our shareholders’ equity was approximately $7.0 million as of December 31, 2025. We are required to maintain at least $2.5 million of shareholders’ equity on an ongoing basis under the Equity Standard of the Nasdaq Capital Market, on which our ordinary shares and warrants are listed. Our issuance of equity securities in value-enhancing transactions, whether extraordinary or ordinary-course, will serve as the primary means by which we can effectively achieve that goal, and for that, we will need additional authorized share capital.

Ordinary Operational Needs

Besides increasing our shareholders’ equity and thereby enabling us to maintain compliance with the Nasdaq listing standards, our prospective issuance of additional ordinary shares from increased authorized share capital is needed more generally to support our ongoing operations as a clinical-stage company pursuing the development of our SIL204 product candidate. Besides issuing additional ordinary shares in prospective financing transactions (expected types of financing transactions are described under “Financing Our Operations” below), we may also issue shares in other types of value-enhancing transactions that support our company’s growth. Those transactions may include, for example:

•
potential acquisitions of assets (for example, additional product candidates) that are complementary to our RNAi therapies to treat solid tumors driven by KRAS mutations, in which the consideration with which we pay are newly-issued ordinary shares;

•
conversion of remaining outstanding amounts under the Moringa sponsor promissory note (under which $1,633,000 remains outstanding currently) into newly issued ordinary shares in connection with financing transactions, which would eliminate our debt and increase our shareholders’ equity; and

•
issuance of shares upon vesting and/or exercise of equity awards under our equity incentive plans, including the 2024 Plan, which serves the purpose of incentivizing officers, other employees, and directors, and for which we will seek to increase the pool of shares made available annually by way of the Evergreen Increase Proposal.

Financing Our Operations

Among operations-related uses for additional authorized share capital, the issuance and sale of ordinary shares and/or ordinary share-based equity securities (such as pre-funded warrants or ordinary warrants) in financing transactions is perhaps the most essential use, as it enables us to progress with our clinical development program for SIL204. We expect that in the near-term to mid-term future, our financing transactions may consist of ordinary course and extraordinary financing transactions, including some or all of the following types of transactions:

•
Ongoing sales of newly issued ordinary shares under our ATM via H.C. Wainwright, pursuant to which up to $13.17 million may be issued and sold under our shelf registration statement on Form S-3 (SEC file number 333-290544) and related prospectus supplement;

•
Potential follow-on public offerings of ordinary shares, pre-funded warrants and, to the extent necessary, ordinary warrants, that are similar to the public offerings that we completed on January 17, 2025 and September 12, 2025, in which we raised $5.0 million and $6.0 million of gross proceeds, respectively; and

•
Exercises of warrants, whether currently outstanding or to be issued in future public offerings or private placements, including induced warrant exercise transactions similar to those that we completed on January 30, 2025 and August 1, 2025, which raised aggregate gross proceeds of approximately $3.3 million and $1.8 million, respectively, for our company.

Depletion of Remaining Authorized, Available Share Capital

While the above-described needs for authorized share capital are plentiful, our current remaining reserves of available share capital have been exhausted for existing commitments. Out of the 9,000,000 current authorized ordinary shares, 4,074,710 shares are issued and outstanding (as of April 7, 2026), and all 4,925,290 remaining authorized (but unissued) shares have been reserved for issuance pursuant to various commitments, including the following:

•
ordinary shares underlying all of our outstanding warrants (which includes both our publicly-held warrants that are traded on the Nasdaq Capital Market and the warrants we have issued in various financing transactions for which H.C. Wainwright & Co. (“H.C. Wainwright”) has acted as placement agent (approximately 3,098,636 ordinary shares);

•
ordinary shares reserved for issuance under our equity incentive plans, consisting of ordinary shares underlying outstanding grants under the 2024 Plan (prior to the adoption of the Evergreen Increase Proposal, which would increase the share allocated under that plan, enabling future grants) and the 2013 Share Option Plan;

•	ordinary shares issuable for potential conversion of amounts due under the promissory note issued to the sponsor of Moringa; and

•
ordinary shares currently reserved for issuance under our ATM with H.C. Wainwright and/or other alternative financing transactions, whereby we may issue new ordinary shares and raise funds on an ongoing basis under our shelf registration statement on Form S-3 (SEC file number 333-290544) and related prospectus supplement(s).

Illustration

The above-described depletion of our authorized share capital is presented in tabular form below, for ease of reference (as of April 7, 2026):

Current number of authorized ordinary shares, total	9,000,000
Authorized ordinary shares, issued	4,074,710
Authorized ordinary shares, unissued	4,925,290
Ordinary shares issuable upon exercise of all outstanding warrants	3,098,636
Ordinary shares reserved for issuance under outstanding grants under our equity incentive plans (2024 Plan and 2013 Share Option Plan)	48,997
Ordinary shares currently reserved for issuance under ATM and/or alternative financings (1)	1,302,948
Ordinary shares currently available for issuance under Moringa sponsor promissory note (2)	474,709
Remaining authorized, unissued available ordinary shares	0

(1)
The number of ordinary shares required to be reserved for issuance under the ATM and/or alternative financings in order to maximize the $13,170,000 of potential financing that is available to our company under the ATM and/or alternative financings significantly exceeds the 1,302,948 ordinary shares currently available.

(2)
Because the number of shares underlying the Moringa sponsor promissory note depends on fluctuating market prices or prices per share in potential financing transactions at which we may convert outstanding amounts owed under the note, we are unable to estimate the actual number of shares that we will actually need to issue for conversion of all remaining outstanding amounts under that note.

Our lack of available, unissued share capital prevents us from executing upon our intended maintenance of compliance with the $2.5 million minimal Nasdaq shareholders’ equity level, and with our operational goals of value creation via our pre-clinical and clinical siRNA development programs. The Board believes that the proposed increase of 50,000,000 additional authorized ordinary shares for which we seek approval at the meeting (which number of shares will be adjusted to the extent the Reverse Share Split Proposal is approved, and in accordance with the ratio of the reverse share split) represents the estimated minimum level needed to enable us to maintain Nasdaq listing compliance, while continuing to progress with our pre-clinical and clinical programs, and potential complementary opportunities, for the creation of shareholder value in the upcoming near-term to mid-term periods. Even for the above-listed commitments for which we have allocated ordinary shares, we cannot maximize the potential benefits from them or ensure our compliance with related requirements without additional share capital to be added to the reserves for them. In particular, we cannot maximize the $13,170,000 of potential financing for our company that is available under the ATM and/or alternative financing transactions, and we cannot grant any basic incentive awards to our employees, officers and directors under the 2024 Plan from the evergreen increase of the pool under that plan as of January 1, 2026 (if the Evergreen Increase Proposal is adopted at the meeting) without actual additional authorized share capital to allocate for those purposes.

Board Approval and Recommendation to Shareholders

Our Board approved, in principal at its December 25, 2025 meeting and in detail at a subsequent meeting held on February 12, 2026, a proposed increase to our authorized share capital by 50,000,000 ordinary shares, as reflected in paragraph 5 of our Memorandum of Association, from US$121,500 divided into 9,000,000 ordinary shares of a par value of US$0.0135 each, to US$796,500 divided into 59,000,000 ordinary shares of a par value of US$0.0135 each. The proposed amendment to the text of paragraph 5 of our Memorandum of Association in respect of the increase in authorized share capital is set forth in Annex B to this proxy statement. Under Article 17.1.1 of the Articles, the proposed increase to our authorized share capital requires approval by our shareholders via an ordinary resolution, and our Board therefore also approved the convening of the extraordinary general meeting promptly, to seek approval for that increase.

If the Authorized Share Capital Increase Proposal is approved at the extraordinary general meeting, the Board intends to carefully manage the use of the increased authorized share capital with a view toward minimizing unnecessary dilution to existing shareholders, while balancing the Company’s capital needs in light of prevailing market conditions.

If this proposal is not approved by Silexion’s shareholders, we will not have enough ordinary shares available to achieve the goal of maintaining our compliance with the Nasdaq shareholders’ equity requirement, and may be subject to the delisting of our ordinary shares and warrants.

Effect on Outstanding Ordinary Shares

Approval of this proposal and the potential future issuance of any additional ordinary shares would not, in and of themselves, affect the rights of the holders of our currently issued ordinary shares, except for, with respect to the issuance of additional ordinary shares, effects incidental to increasing the number of ordinary shares in issue, such as dilution of the earnings or loss per ordinary share (if any) and voting rights of current holders of ordinary shares. Please see the risks related to our prospective increased authorized share capital under “Risk Factors Related to the Proposals— Risk Factors Related to Authorized Share Capital Increase Proposal” below in this proxy statement.

Proposed Resolution

At the extraordinary general meeting, our Board will present to our shareholders the following resolution:

“RESOLVED, as an ordinary resolution, that the authorized share capital of the Company be increased as follows:

from US$121,500 divided into 9,000,000 ordinary shares of a par value of US$0.0135 each,

to US$796,500 divided into 59,000,000 ordinary shares of a par value of US$0.0135 each as set forth in Annex B to the proxy statement with respect to the extraordinary general meeting of the Company scheduled to be held on April _, 2026, subject to proportionate adjustment to the extent the reverse share split described in Proposal 3 for the meeting is approved.”

Vote Required for Approval

Under Article 17.1.1 of our Articles, the approval of the Authorized Share Capital Increase Proposal requires the affirmative vote of an ordinary resolution, being a resolution passed by an ordinary majority of Silexion’s shareholders as, being entitled to do so, vote in person or by proxy at the extraordinary general meeting, and includes a unanimous written resolution.

Board Recommendation

The Board unanimously recommends a vote “FOR” the proposed increase to the authorized share capital of the Company pursuant to the Authorized Share Capital Increase Proposal.

PROPOSAL 2— EVERGREEN INCREASE PROPOSAL

Background

The Board believes it is in the best interest of the Company and its shareholders to ensure that the Company has sufficient shares reserved for providing equity incentive grants to officers, other employees, directors, and consultants in amounts determined appropriate by the compensation committee of the Board, and the Board. Equity compensation aligns the interests of the Company’s employees (including officers), directors and consultants with those of our shareholders and supports the appreciation of the value of the Company’s share capital.

To grant equity incentive compensation, the Company needs a sufficiently large pool of ordinary shares (the “Share Pool”) available for issuance under the 2024 Plan, which is our currently active equity incentive plan under which new grants may be awarded. The 2024 Plan currently provides for automatic annual increases of the Share Pool (the “evergreen provision”) by such number of shares as is equal to 5% of the number of ordinary shares issued and outstanding on January 1st of the relevant year, or such lesser annual increase as may be approved by the Board.

Rationale for Proposed Amendment to Evergreen Provision

Following our July 2025 annual general meeting, at which shareholders approved a one-time increase to the Share Pool under the 2024 Plan, the Board further evaluated our long-term equity compensation needs in light of (i) the significant equity issuances to which we are committed and/or expect to pursue for Nasdaq compliance purposes and our operational needs, as described in Proposal 1, and (ii) the competitive market for biotechnology talent.

Based on that evaluation, the Board determined that it is advisable to change the yardstick by which increases are effected under the evergreen provision. The current evergreen provision utilizes an absolute annual increase— such number of shares as equals 5% of our issued and outstanding shares— regardless of what the resulting share pool will be under our equity incentive plans. That may or may not meet our needs for any given year, depending on what changes are expected to our issued share capital in that year. By contrast, the Board suggests an amended evergreen provision that will implement a relative annual increase, which will take into account the size of the existing pool of shares under our equity incentive plans as of January 1 of the relevant year, and will supplement the pool merely to the extent necessary to arrive at an ideal-sized pool— 10% of our issued and outstanding shares on a fully diluted basis. The calculation of fully diluted share capital will follow customary practice and will include shares reserved under our equity incentive plans and shares underlying outstanding warrants, but not shares potentially issuable under other commitments or arrangements, such as upon conversion of outstanding amounts under the Moringa sponsor convertible promissory note or under our ongoing At-The-Market (“ATM”) offering.

The proposed change to the evergreen provision is necessary to meet our ongoing equity compensation needs for retention of our human talent, without requiring frequent shareholder approvals for additional one-time increases to the Share Pool, which would be wasteful of company resources. As we issue additional shares pursuant to financing and business development transactions, among other purposes (as described in the “Background” to Proposal 1), maintaining competitive equity compensation as a percentage of our outstanding shares will require a larger annual evergreen increase.

By way of illustration, based on the 3,126,651 outstanding ordinary shares as of January 1, 2026 (prior to any increase to the Share Pool as of that date based on the evergreen provision) and the 96,798 ordinary shares then reserved, in the aggregate, under all of our equity incentive plans (of which 95,219 ordinary shares were reserved under the 2024 Plan), a 5% evergreen provision under the 2024 Plan, as currently provided, added approximately 156,333 additional ordinary shares to the Share Pool on January 1, 2026. By comparison, the proposed evergreen provision that would result in a total pool of ordinary shares under all equity incentive plans equal to 10% of our issued and outstanding shares on a fully diluted basis would instead add 594,900 ordinary shares under the 2024 Plan. All together, the total number of shares reserved for issuance under our equity incentive plans after that increase (253,131 if there is a 5% evergreen provision or 691,698 under the proposed alternate evergreen provision) would constitute 3.9% or 10.0% of our issued and outstanding shares on a fully diluted basis (counting for purposes of the fully diluted share number, shares underlying issued and outstanding warrants, and shares reserved for issuance under our equity incentive plans, but excluding shares issuable under the ATM or upon conversion of outstanding amounts under the Moringa sponsor convertible promissory note, since those numbers of underlying shares are not determinable with certainty and are also not includable based on the approach espoused by institutional shareholder groups). As a result of our implementation of the proposed change, the share pool under our equity incentive plans would afford us the requisite flexibility to adequately incentivize our human capital while at the same time not exceeding the 10% dilution level (of the fully-diluted share capital) recommended by institutional shareholder groups such as Institutional Shareholder Services (ISS) and Glass Lewis.

If the number of our outstanding ordinary shares were to increase by 75% of its amount as of January 1, 2026 by the middle of 2026, to 5,471,624 shares (as may be anticipated due to potential financings and other issuances, as described in Proposal 1), and assuming the number of fully diluted ordinary shares also increases by that same absolute number of shares, the number of reserved shares under our equity incentive plans would drop to only 2.9% (under the 5% evergreen provision) or 7.5% (under the proposed alternate evergreen provision) of our issued and outstanding shares on a fully diluted basis. In either case, the resulting number of shares reserved for issuance under our equity incentive plans would remain below the recommended limit, but at least the proposed evergreen provision would preserve a reasonable level of equity as an incentive for our employees (including officers), directors and consultants.

Therefore, while the proposed evergreen increase seems ostensibly high compared to the increase under the current evergreen provision, the relatively large number of shares underlying outstanding warrants, together with shares issuable under the ATM or upon conversion of the Moringa sponsor convertible promissory note, reduce the relative significance of the proposed equity to be reserved for our employees (including officers), directors and consultants within the context of our fully diluted share capital. The Board believes that the proposed alternate evergreen provision is necessary to retain our company’s human talent at this critical stage of our development and support our long-term growth and the advancement of our RNAi therapies, especially given the competitive landscape in the biotechnology sector. The compensation committee of the Board, and the Board, will exercise careful judgment in utilizing the increased capacity under the Share Pool, focusing on competitive grants that serve specific performance objectives while minimizing unnecessary dilution, thereby aligning the interests of our key personnel with those of our shareholders.

Implementation of Evergreen Increase

If this Proposal 2 is approved by our shareholders at the meeting, the change to the evergreen provision will be effective as of January 1, 2026, and will result in an immediate increase of 594,900 ordinary shares to the Share Pool under the 2024 Plan, yielding a total number of reserved shares under all of our equity incentive plans equal to 10% of our issued and outstanding share capital on a fully diluted basis as of that date. In future years, the evergreen provision will continue to add shares to the Share Pool annually on January 1st such that the total number of ordinary shares reserved under our equity incentive plans following each such increase will constitute 10% of the Company’s issued and outstanding ordinary shares on a fully-diluted basis, unless the Board determines to approve a lesser increase for any particular year.

The increase to the evergreen provision requires an amendment to Section 5(b)(i) of the 2024 Plan, such that the words “5% of the number of Shares issued and outstanding on such January 1st date” will be replaced with the words “such number of Shares as yields a total pool of Shares reserved for issuance under the Plan and the Company’s prior equity incentive plans equal to 10% of the number of Shares issued and outstanding, on a fully-diluted basis, on such January 1st date.” The proposed amendment to the text of Section 5(b)(i) of the 2024 Plan is set forth in Annex C to this proxy statement.

Proposed Resolution

At the extraordinary general meeting, our Board will present to our shareholders the following resolution pursuant to this Proposal 2:

“RESOLVED, as an ordinary resolution, and subject to the approval of the Authorized Share Capital Increase Proposal (Proposal 1), that effective as of January 1, 2026, Section 5(b)(i) of the Company’s 2024 Equity Incentive Plan be, and hereby is, amended, such that the words “5% of the number of Shares issued and outstanding on such January 1st date” shall be replaced with the words “such number of Shares as yields a total pool of Shares reserved for issuance under the Plan and the Company’s prior equity incentive plans equal to 10% of the number of Shares issued and outstanding, on a fully diluted basis, on such January 1st date,”

as set forth in Annex C to the proxy statement with respect to the extraordinary general meeting of the Company scheduled to be held on April 28, 2026.”

Vote Required for Approval

Under the laws of the Cayman Islands and our Articles, the approval of the Evergreen Increase Proposal requires the affirmative vote of an ordinary resolution, being a resolution passed by an ordinary majority of Silexion’s shareholders as, being entitled to do so, vote in person or by proxy at the extraordinary general meeting, and includes a unanimous written resolution.

Board Recommendation

The Board unanimously recommends a vote “FOR” the proposed increase to the evergreen provision under the 2024 Equity Incentive Plan pursuant to the Evergreen Increase Proposal.

PROPOSAL 3
REVERSE SHARE SPLIT PROPOSAL
Background

Nasdaq Minimum Bid Price Requirement

Our ordinary shares and warrants are listed on the Nasdaq Capital Market under the trading symbols “SLXN” and “SLXNW”, respectively, and we need to ensure that we continue to comply with all quantitative listing standards of the Nasdaq Listing Rules on an ongoing basis. One such listing standard with which we need to ensure our ongoing compliance is the minimum bid price rule. In particular, Nasdaq Listing Rule 5550(a)(2) requires that our ordinary shares maintain a minimum closing bid price of $1.00 per share on an ongoing basis in order to remain listed on the Nasdaq Capital Market (the “Minimum Bid Price Requirement”).

The business combination whereby we became a publicly-traded company with securities listed on Nasdaq was completed on August 15, 2024. Since that time, the closing price for our ordinary shares has traded at a range of prices.

We had previously failed to comply with the Minimum Bid Price Requirement and had received a listing deficiency notice on October 29, 2024, due to our closing bid price having been below $1.00 for 30 consecutive business days, and we were granted a 180-day compliance period, until April 28, 2025, to regain compliance with that requirement. On November 27, 2024, following the close of trading, the Board, acting pursuant to an approval by our shareholders obtained at our extraordinary general meeting held on November 19, 2024, effected a 1-for-9 reverse share split of all issued and outstanding, and all authorized, ordinary shares As a result of that reverse share split, the authorized share capital of the Company remained at $20,000, but the number of authorized ordinary shares was reduced to 22,222,222 while the par value of each ordinary share was increased from $0.0001 to $0.0009, and the number of issued and outstanding ordinary shares decreased at a ratio of 1-for-9. In the aftermath of, and as a result of, that reverse share split, the trading price of our ordinary shares rose, and on December 13, 2024, we received a follow-up letter from the Listing Qualifications Department of Nasdaq that notified us that over the preceding 10 consecutive business days, from November 29, 2024 to December 12, 2024, the closing bid price of the ordinary shares was at least $1.00 per share, and we had therefore regained compliance with Nasdaq Listing Rule 5450(a)(1) and had therefore remedied our non-compliance with the Minimum Bid Price Requirement.

We similarly effected an additional, 1-for-15 reverse share split on July 29, 2025 in order to avoid an additional listing deficiency with respect to the Minimum Bid Price Requirement, which deficiency would have led to an immediate delisting of our ordinary shares. That reverse share split changed our authorized share capital from $20,000, consisting of 22,222,222 ordinary shares, par value $0.0009 per share, to $20,000, consisting of 1,481,482 ordinary shares, par value $0.0135 per share

Recently, the closing bid price for our ordinary shares has been within a range of prices that do not exceed the $1.00 level significantly. If we are to effect financing activities such as a public offering soon after our authorized share capital is increased—as we plan to do, assuming the approval of the Authorized Share Capital Increase Proposal at the meeting— that could cause the closing bid price for our ordinary shares to fall below the required $1.00 level, and if the price would remain below that level for 30 or more consecutive trading days, we would be in violation of Nasdaq’s Minimum Bid Price Requirement and we would receive a Nasdaq deficiency notice in respect of that violation, which would carry with it an immediate delisting notice, without a cure period during which our ordinary shares could regain compliance (subject to our right to appeal that delisting to a Nasdaq hearings panel). Such a delisting would be likely to adversely affect our company and the holders of our ordinary shares in many ways, as detailed below in this Proposal 3 and in the “Risk Factors Related to the Proposals— Risk Factors Related to Reverse Share Split” section of this proxy statement below.

The market price of our ordinary shares reflects a variety of factors, most importantly, the progress of, and prospects related to, the development of our product candidates, as well as additional factors such as our financial condition, market conditions for biotechnology companies generally, and conditions related to our location in Israel. Even if we continue to report positive results and progress towards the development of our product candidates, we may nevertheless not see an improvement in our share price, since many of the factors impacting that price are beyond our control.

Rationale for Increasing/Maintaining Market Price

Besides enabling us to avoid the delisting of the ordinary shares from Nasdaq and accompanying adverse consequences, our maintenance of a share price that is comfortably above the $1.00 minimum bid price level is furthermore a key strategic interest of ours, as it will assist us in raising capital to continue to support our clinical trials. We are currently advancing our SIL-204B platform product through clinical development, which is expensive, and we expect our research and development expenses to increase substantially in connection with our ongoing activities, particularly as we advance our product candidates through clinical studies. If we are unable to attract desirable investors that provide financing on a timely basis, we may be required to significantly curtail, delay, or discontinue one or more of our research, development or manufacturing programs or the commercialization of any product candidates, or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially adversely affect our business, financial condition, and results of operations.

To date, we have financed our operations primarily through the sale of equity securities, including our public offerings of ordinary shares, pre-funded warrants and ordinary warrants completed in January 2025 and September 2025, induced warrant exercise transactions completed in late January 2025 and early August 2025, other warrant exercises over the course of 2025, and, at an earlier stage when we were a private company, through royalty-bearing grants that our Silexion Israel subsidiary received from Israel’s Innovation Authority. The amount of our future net losses will depend, in part, on the rate of our future expenditures and our ability to obtain funding through equity or debt financings, strategic collaborations, or grants. Many potential desirable investors or financing sources would be unwilling to consider an investment in our company on reasonable terms or at all if our share price remains at or below the minimum $1.00 price level under the Nasdaq Listing Rules, in part due to a fear that our ordinary shares and warrants may be delisted from Nasdaq, which would likely reduce liquidity and increase volatility in our trading price.

In order to raise the market price of our ordinary shares should it drop below $1.00 per share following the extraordinary general meeting when we pursue an equity financing (which could potentially exert downward pressure on the market price of the ordinary shares), and thereby avoid a potential violation of Nasdaq’s Minimum Bid Price Requirement and an accompanying immediate delisting notice, we are proposing that our shareholders approve, at the meeting, a reverse share split at a set ratio, which will be between 1-for-4 and 1-for-10, inclusive. A reverse share split should have the immediate impact of boosting the bid price per share by a proportionate ratio, due to the deemed relatively higher value attributable to each ordinary share following such a reverse split. The actual ratio within the above-described range will be presented to our shareholders for approval at the meeting.

Impact of Reverse Share Split on Our Ordinary Shares

One principal effect of the reverse share split under any ratio at which it would be effected would be to decrease the number of our issued and outstanding ordinary shares. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, however, the reverse split will not have any dilutive effect on our shareholders since each shareholder would hold the same percentage of our ordinary shares outstanding immediately following the reverse split as such shareholder held immediately prior to the reverse split. Therefore, voting and other rights that accompany the ordinary shares would not be affected by the reverse split.

In addition, the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance will remain the same (disregarding the effect of the Authorized Share Capital Increase Proposal, which would be implemented prior to the reverse share split) because the authorized number of our ordinary shares (including authorized, unissued shares) will be decreased in proportion to the ratio of between 1-for-4 and 1-for-10 at the effective time of the reverse split, as the case may be. The remaining authorized shares may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, and/or establishing strategic relationships with other companies. We currently plan to effect a public offering soon after the extraordinary general meeting (assuming that market conditions enable us to do so), if the Authorized Share Capital Increase Proposal is approved at the meeting, as well as to allocate an increased number of shares to the Share Pool under the 2024 Plan, assuming that the Evergreen Increase Proposal is approved at the meeting. Beyond the foregoing purposes, we currently do not have any plans, proposals or arrangements to issue any of the available authorized shares for any other purposes.

Implementation of Reverse Share Split

The Board believes that it is in the best interest of the Company and its shareholders and is hereby soliciting shareholder approval to effect a reverse share split of all the Company’s issued and outstanding ordinary shares at a ratio of not less than 1-for-4 and not more than 1-for-10, inclusive. The exact ratio of the reverse split to be presented for approval by our shareholders at the annual general meeting will be determined by our Board prior to the meeting based on market conditions and the market price of the ordinary shares during the period leading up to, and immediately prior to, the meeting. Our board of directors will determine which resolution— containing a specific reverse split ratio— will be presented for approval at the meeting, whereby, assuming shareholder approval of the proposal, on the effective date of the reverse share split, all of the Company’s issued and unissued ordinary shares will be, automatically and without any action on the part of the shareholders, combined, converted and changed into new ordinary shares in accordance with that reverse share split ratio. If the shareholders approve the Reverse Share Split Proposal, the Board will have the authority, but not the obligation, in its sole discretion, and without further action on the part of the shareholders, to effect a reverse share split at the approved ratio any time after the approval of the shareholders.

The Board will only effect a reverse share split pursuant to the Reverse Share Split Proposal, however (assuming that the proposal is approved), if the Board believes that a decrease in the number of ordinary shares outstanding is likely to improve the trading price of our ordinary shares, and if needed in order to maintain compliance with the Minimum Bid Price Requirement, and, furthermore, only if the implementation of a reverse share split is determined by the Board to be in the best interests of the Company and its shareholders.

The Board believes that our solicitation of shareholder approval of a reverse share split ratio within a range in connection with the Reverse Share Split Proposal, which will only be set by the Board immediately prior to the meeting, provides the Board with flexibility to achieve the purposes of any such reverse share split that may be effected. The additional time between the date of this proxy statement and the date of the extraordinary general meeting will enable the Board to analyze market conditions and our share price and determine what ratio within the range described in this Proposal 3 best fulfills the purposes of the reverse share split. The determination will be made by the Board with the intention to create the greatest marketability of the Company’s ordinary shares based upon prevailing market conditions at that time. The Board reserves its right to elect not to proceed, and abandon, the reverse share split if it determines, in its sole discretion, that implementing such reverse share split is not in the best interests of the Company and its shareholders. We currently anticipate, however, that the Board will implement the reverse share split promptly after (and subject to) shareholder approval of Proposal 3 at the meeting (which will be after implementation of an increase to our authorized share capital, which will occur immediately after (and subject to) the approval of Proposal 1 at the meeting).

We cannot assure you that the price per share of our ordinary shares immediately after a reverse share split will increase proportionately to that reverse share split, or that any increase will be sustained for any period of time. We also cannot assure you that an active and liquid public market for our ordinary shares will exist or be maintained post-reverse split. Further, regardless of our compliance with the Minimum Bid Price Requirement, the listing of our shares on the Nasdaq Capital Market may be halted or discontinued if we are unable to maintain compliance with any other Nasdaq continued listing requirement for any reason. Please see the “Risk Factors Related to the Proposals— Risk Factors Related to the Reverse Share Split Proposal” section below.

Fractional Shares

Shareholders would not receive fractional ordinary shares in connection with the reverse share split. In lieu of any fractional shares, we will round up or round down to the nearest whole share the number of ordinary shares issuable to any shareholder who would otherwise hold a fractional share as a result of the number of ordinary shares held by it before the reverse share split not being evenly divisible by the reverse split ratio. For example, if a shareholder holds 150.75 ordinary shares following the reverse share split, that shareholder will be issued 151 ordinary shares. No shareholders will receive cash in lieu of fractional shares.

We do not expect the reverse share split and the rounding up or down of fractional shares to whole shares to result in a significant change in the relative percentage ownership of our various shareholders.

Effect on Ordinary Shares, Authorized Ordinary Shares and Par Value

If the reverse share split is approved by our shareholders and our Board implements the reverse share split, then as of the effective time of the reverse share split, all ordinary shares (issued and unissued) will automatically be combined into new ordinary shares in accordance with the reverse share split ratio and our ordinary shares will have a new CUSIP number. Additionally, the number of authorized ordinary shares would be reduced and the par value of all of the ordinary shares would be adjusted upwards in a corresponding manner, each proportionate to the reverse share split ratio. To the extent that Proposal 1 (the Authorized Share Capital Increase Proposal) is approved at the meeting, there will be an increase to the number of authorized, unissued ordinary shares immediately following the meeting prior to the reduction of that number pursuant to the implementation of the reverse share split.

Effect on Outstanding Equity Awards, Warrants, and Equity Plans

If the reverse share split is approved by our shareholders and our Board implements the reverse share split, as of the effective time, proportionate adjustments will be made to (i) the number of ordinary shares that are subject to all then-outstanding equity awards and warrants, such that fewer shares would underlie such awards and warrants, (ii) the exercise price of all then-outstanding options and warrants, such that the per share exercise price of each such option and warrant would be increased, and (iii) the number of ordinary shares available for issuance under our equity incentive plans, such that fewer shares will be subject to such plans (which adjustment will occur after the increase to the Share Pool under the 2024 Plan, assuming that the Evergreen Increase Proposal is approved at the meeting).

Illustration

For purposes of illustration, the following table contains approximate information relating to the number of our ordinary shares if the reverse share split is effected at a ratio of 1-for-4 or 1-for-10 based on share information as of the close of business on April 7, 2026.

	Pre-Reverse Split	1-for-4	1-for-10
Authorized Ordinary Shares, Issued (1)	4,074,710	1,018,678	407,471
Authorized Ordinary Shares, Unissued (2)	54,925,290	13,731,322	5,492,529
Ordinary shares reserved for future grants pursuant to equity incentive plans (3)	438,567	109,642	43,857
Ordinary shares subject to outstanding equity- based awards	48,997	12,249	4,900
Shares issuable upon exercise of outstanding warrants	3,098,636	774,659	309,864
____________
(1)	Does not account for potential adjustments due to the treatment of fractional shares resulting from the reverse share split.
(2)
Assumes the approval of the Authorized Share Capital Increase Proposal at the extraordinary general meeting and the accompanying increase of the number of authorized, unissued ordinary shares by 50,000,000.

(3)
Assumes the approval of the Equity Pool Increase Proposal at the extraordinary general meeting and the accompanying increase of the number of ordinary shares available under the “evergreen” provision of the 2024 Plan as of January 1, 2026 by an additional 438,567 ordinary shares, beyond the 156,333 ordinary shares already added under the existing “evergreen” provision, which were granted pursuant to fully-vested restricted share unit awards in February 2026 and settled for outstanding ordinary shares immediately.

Accounting Consequences

The reverse share split will not have an effect on the stated capital attributable to ordinary shares on our balance sheet because the par value of each of the ordinary shares will be increased by the same ratio as the ratio contemplated by the reverse share split. Reported net income or loss per ordinary share and book value per ordinary share will be higher because there will be fewer ordinary shares.

Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the reverse share split to U.S. Holders (as defined below) of our ordinary shares. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date of this proxy statement, all of which may be subject to change, possibly with retroactive effect. No assurance can be given that the Internal Revenue Service (the “IRS”) will agree with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been or will be sought or obtained from the IRS regarding the tax consequences of the reverse share split.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of our ordinary shares that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) the administration of which is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code (“United States persons”), or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Holders in light of their particular circumstances or that may be relevant to certain beneficial owners that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt organizations, S corporations, partnership and other pass through entities (and investors therein), mutual funds, insurance companies, banks and other financial institutions, dealers in securities, brokers or traders in securities, commodities or currencies that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans, persons who hold our ordinary shares as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction, U.S. Holders that have a functional currency other than the U.S. dollar, and persons who acquired our ordinary shares as a result of the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan). Furthermore, this summary does not discuss any alternative minimum tax consequences or the Medicare contribution tax on net investment income and does not address any aspects of U.S. state or local or non-U.S. taxation. This summary only applies to U.S. Holders holding our ordinary shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

If an entity classified for U.S. federal income tax purposes as a partnership owns our ordinary shares, the tax treatment of a member of the entity will depend on the status of the member and the activities of the entity and such member. The tax treatment of such an entity, and of any member of such an entity, is not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership and that owns our ordinary shares, and any members of such an entity, are encouraged to consult their respective tax advisors.

U.S. HOLDERS OF OUR ORDINARY SHARES ARE ENCOURAGED TO SEEK ADVICE FROM THEIR OWN TAX ADVISORS REGARDING THE INCOME TAX CONSEQUENCES OF THE REVERSE SHARE SPLIT TAKING INTO ACCOUNT THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE SHARE SPLIT ARISING UNDER THE U.S. FEDERAL INCOME, ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

We intend for the reverse share split to qualify as a “recapitalization” for U.S. federal income tax purposes and, consequently, as a “reorganization” within the meaning of Section 368(a) of the Code. Assuming the reverse share split so qualifies:

•	a U.S. Holder will not recognize gain or loss as a result of the reverse share split;

•
the aggregate tax basis of our ordinary shares received by a U.S. Holder in the reverse share split will be equal to the aggregate tax basis of the ordinary shares surrendered in exchange therefor; and

•	the holding period of our ordinary shares received by a U.S. Holder in the reverse share split will include the holding period of the ordinary shares exchanged therefor.

U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period among our ordinary shares acquired by a shareholder on different dates and at different prices. U.S. Holders that acquired our ordinary shares on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period among such ordinary shares.

Procedures for Effecting Reverse Share Split

As soon as practicable after the effective date of the reverse share split, the Company’s shareholders will be notified that the reverse share split has been effected.

Registered “Book-Entry” Holders of Ordinary Shares

As all of the outstanding ordinary shares are held in book-entry form, you will not need to take any action to receive post-reverse share split ordinary shares. As soon as practicable after the effective time, the Company’s transfer agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-reverse share split ordinary shares you hold.

Beneficial Holders of Ordinary Shares

Upon the implementation of the reverse share split, we intend to treat ordinary shares held by shareholders in “street name” (i.e., through a bank, broker, custodian, or other nominee), in the same manner as registered “book-entry” holders of our ordinary shares. Banks, brokers, custodians or other nominees will be instructed to effect the reverse share split for their beneficial holders holding our ordinary shares in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the reverse share split. If a shareholder holds our ordinary shares with a bank, broker, custodian, or other nominee and has any questions in this regard, he, she or it is encouraged to contact his, her or its bank, broker, custodian, or other nominee.

Proposed Resolutions

At the annual general meeting, our Board will present to our shareholders a resolution that reflects a reverse split ratio of between 1-for-4 and 1-for-10 for approval, subject to the determination of the Board based on market conditions and the market price of the ordinary shares during the period leading up to, and immediately prior to, the meeting. For the sake of illustration, we have provided below merely the resolutions reflecting 1-for-4 and 1-for-10 ratios, respectively, and have assumed the approval of the Authorized Share Capital Increase Proposal prior to the adoption of the Reverse Share Split Proposal, thereby increasing the current (pre-reverse share split) authorized share capital to US$796,500 divided into 59,000,000 ordinary shares of a par value of US$0.0135 each. Text showing the proposed amendment to our Amended and Restated Memorandum of Association in respect of the Reverse Share Split Proposal, illustratively showing the proposed amendment in cases of a 1-for-4 reverse split ratio and 1-for-10 reverse split ratio (and assuming the approval of the Authorized Share Capital Increase Proposal prior to the adoption of the Reverse Share Split Proposal) is set forth in Annex D to this proxy statement:

(i)	Scenario 1: The Board presents a 1-for-4 reverse share split for approval:

RESOLVED, as an ordinary resolution, that, subject to the determination, confirmation and approval of the board of directors of the Company that this resolution is an effective means of maintaining compliance with the minimum bid price requirement for the continued listing of the ordinary shares of the Company on the Nasdaq Capital Market, the authorized share capital of the Company (after increase pursuant to the adoption of the Authorized Share Capital Increase Proposal at the Meeting) be consolidated as follows:

from US$796,500 divided into 59,000,000 ordinary shares of a par value of US$0.0135 each,

to US$796,500 divided into 14,750,000 ordinary shares of a par value of US$0.054 each by

(a) the consolidation of all issued ordinary shares (as of April 7, 2026, 4,074,710 issued shares) of a par value of US$0.0135 into issued ordinary shares (based on the number of issued shares as of April  7, 2026, 1,018,678 issued ordinary shares) of a par value of US$0.054, and

(b) the consolidation of all unissued ordinary shares (as of April 7, 2026, as adjusted to reflect an increase due to the adoption of the Authorized Share Capital Increase Proposal at the meeting, 54,925,290 unissued shares) of a par value of US$0.0135 into unissued ordinary shares (as of April 7, 2026, and assuming the adoption of the Authorized Share Capital Increase Proposal at the meeting, 13,731,322 unissued shares) of a par value of US$0.054.

(ii)	Scenario 2: The Board presents a 1-for-10 reverse share split for approval:

RESOLVED, as an ordinary resolution, that, subject to the determination, confirmation and approval of the board of directors of the Company that this resolution is an effective means of maintaining compliance with the minimum bid price requirement for the continued listing of the ordinary shares of the Company on the Nasdaq Capital Market, the authorized share capital of the Company (after increase pursuant to the adoption of the Authorized Share Capital Increase Proposal at the Meeting) be consolidated as follows:

from US$796,500 divided into 59,000,000 ordinary shares of a par value of US$0.0135 each,

to US$796,500 divided into 5,900,000 ordinary shares of a par value of US$0.135 each by

(a) the consolidation of all issued ordinary shares (as of April 7, 2026, 4,074,710 issued shares) of a par value of US$0.0135 into issued ordinary shares (based on the number of issued shares as of April 7, 2026, 407,471 issued ordinary shares) of a par value of US$0.135, and

(b) the consolidation of all unissued ordinary shares (as of April 7, 2026, as adjusted to reflect an increase due to the adoption of the Authorized Share Capital Increase Proposal at the meeting, 54,925,290 unissued shares) of a par value of US$0.0135 into unissued ordinary shares (as of April 7, 2026, and assuming the adoption of the Authorized Share Capital Increase Proposal at the meeting, 5,492,529 unissued shares) of a par value of US$0.135.

Vote Required for Approval

The approval of the Reverse Share Split Proposal requires the affirmative vote of an ordinary resolution under Cayman Islands law, being a resolution passed by an ordinary majority of Silexion’s shareholders as, being entitled to do so, vote in person or by proxy at the extraordinary general meeting, and includes a unanimous written resolution.

Board Recommendation

The Board unanimously recommends a vote “FOR” the Reverse Share Split Proposal at a ratio (between 1-for-4 and 1-for-10) to be presented by the Board at the annual general meeting.

RISK FACTORS RELATED TO THE PROPOSALS

The approval of the Authorized Share Capital Increase Proposal, the Evergreen Increase Proposal and the Reverse Share Split Proposal would be accompanied by the following attendant risks (among other potential risks):

Risk Factors Related to the Authorized Share Capital Increase Proposal

As a result of the proposed increase to our authorized share capital, a substantial additional number of our ordinary shares may be issued pursuant to various transactions, which could cause (i) the price of the ordinary shares to decline, and (ii) substantial dilution to our existing shareholders.

If the Authorized Share Capital Increase Proposal is approved, the number of ordinary shares authorized for issuance under our Memorandum of Association will increase immediately by 50,000,000 ordinary shares, to 59,000,000 ordinary shares, which represents an increase of 556% relative to our existing number of authorized ordinary shares.

This proposed increase is expected to be utilized for the issuance of a significant number of ordinary shares in various types of transactions. Such transactions are expected to include, without limitation: public offerings or other continuous financing activities (such as under the ATM) to fund our pre-clinical and clinical programs; conversion of the promissory note held by the Moringa sponsor into ordinary shares; business development transactions in which we may seek to acquire assets that are complementary to our current product candidate; exercises (whether induced or not) of our outstanding warrants; and equity grants to our employees (including officers), directors and consultants under our equity incentive plans. The cumulative effect of those transactions would be the issuance of additional ordinary shares that together could exceed our existing issued and outstanding share capital several times over. Our Board will have considerable discretion with respect to our entry into most of these transactions. While the Board intends to carefully manage our enhanced authorized share capital to support and reinforce, as much as possible, the price and liquidity of, and the trading market for, our traded securities, there is no guarantee that it can successfully do so. The potential transactions would lead to the issuance of ordinary shares in quantities or in a manner that may be dilutive to our existing shareholders, reducing their voting power as well as their percentage economic interest in our company.

Depending on market liquidity at the time, resales of newly issued ordinary shares that become available for issuance as a result of the increase to our authorized share capital and are issued pursuant to any of the above-described transactions may cause the trading price of our ordinary shares to decrease, and any such decrease could be substantial and could jeopardize our compliance with Nasdaq Listing Rule 5550(a)(2), which requires us to maintain a bid price of at least $1.00 on an ongoing basis (assuming that the Reverse Share Split Proposal is not approved or does not cause a sufficient increase to the share price). Based on historical patterns in the biotechnology sector, significant increases in outstanding shares can lead to downward pressure on stock prices, particularly if such issuances are perceived as occurring at unfavorable valuations. Additionally, the anticipation that such issuances and resales may take place could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Shares issued from our increased authorized share capital may have additional adverse effects on our existing shareholders.

Our utilization of the increase in our authorized share capital for additional significant issuances of ordinary shares may have additional adverse impacts on our existing shareholders beyond a decline in the trading price and dilution (as identified in the previous risk factor). Depending on the amount of consideration received in connection with future issuance transactions, such transactions could also reduce shareholders’ equity on a per-share basis. The primary purposes of the enhanced authorized share capital are (i) to enable us to enter into transactions that increase our overall shareholders’ equity in order to preserve our current listing on the Nasdaq Capital Market, and (ii) to enable us to issue ordinary shares as part of funding vital working capital for our pre-clinical and clinical development of our innovative RNAi therapies. Nevertheless, while the Board is not proposing the increase with the intent of using the newly authorized reserve as an anti-takeover device, the authorized ordinary shares could, in theory, also be used to resist or frustrate a third-party transaction that is favored by a majority of our public shareholders (for example, by permitting issuances that would dilute the share ownership of a person seeking to effect a change in the composition of the Board or management of the Company, or contemplating a tender offer or other transaction for a combination of the Company with another company). The newly available authorized shares resulting from the increase in our authorized share capital thus may have the potential to limit the opportunity for shareholders to dispose of their ordinary shares at a premium.

Risk Factor Related to the Evergreen Increase Proposal

The proposed change to the evergreen provision may lead to dilution of existing shareholders, who will be unable to influence the size of future increases under the Equity Pool.

The proposed change to the evergreen provision to be effected pursuant to Proposal 2 will increase the maximum number of ordinary shares to be added to the reserve for issuance under the 2024 Plan on an annual basis, which could result in dilution to existing shareholders if and when equity awards are granted, vest and are exercised (where applicable). For example, based on the 3,126,651 ordinary shares that were outstanding as of January 1, 2026 (prior to the increase due to the evergreen provision), the January 1, 2026 evergreen increase would add approximately 594,900 shares to the Share Pool under the 2024 Plan under the proposed alternate evergreen provision, compared to only 156,333 shares that were added to the Share Pool under the current 5% evergreen provision. The evergreen increase will be automatic each year, subject only to our Board’s ability to reduce the annual increase in any given year, and our shareholders will be unable to vote on the amount of the increase that they believe is appropriate in any given year.

Risk Factors Related to the Reverse Share Split Proposal

A reverse share split may negatively impact the market for our ordinary shares.

Factors such as the results of our clinical trials, progress in seeking regulatory approval for our product candidates, our financial results, developments involving our competitors, market conditions and the market perception of our product candidates may adversely affect the market price of our ordinary shares. As a result, there can be no assurance that the total market capitalization of our ordinary shares after the proposed reverse share split will be equal to or greater than the total market capitalization before the proposed reverse share split, or that the per share market price of our ordinary shares following the reverse share split will increase in proportion to the reduction in the number of ordinary shares outstanding before the reverse share split. A decline in the market price of our ordinary shares after the reverse share split may result in a greater percentage decline than would occur in the absence of a reverse share split.

In addition to market price, the liquidity of our ordinary shares may also be adversely affected by the reverse share split, given the reduced number of ordinary shares that will be outstanding following the reverse share split.

The reverse share split may furthermore increase the number of our shareholders who own odd lots (less than 100 shares). Any shareholder who owns fewer than 1,000 to 2,000 ordinary shares, depending on the final ratio, prior to the reverse share split will own fewer than 100 ordinary shares following the reverse share split. Shareholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

Following, and as a partial result of, a reverse share split, our ordinary shares may experience extreme price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our ordinary shares.

Recently, there have been instances of extreme share price run-ups followed by rapid price declines and strong share price volatility with a number of relatively new public companies, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater share price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. The potential decrease in liquidity due to the reverse share split may heighten our exposure to those trading trends. In particular, following a reverse share split, our ordinary shares may be subject to rapid and substantial price volatility, low volume of trades, and large spreads in bid and ask prices. Such volatility, including any stock run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our ordinary shares.

In addition, if the trading volumes of our ordinary shares are low, persons buying or selling in relatively small quantities may easily influence prices of our ordinary shares. This low volume of trades could also cause the price of our ordinary shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our ordinary shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. If high spreads between the bid and ask prices of our ordinary shares exist at the time of a purchase, the shares would have to appreciate substantially on a relative percentage basis for an investor to recoup their investment. Broad market fluctuations and general economic and political conditions (including in Israel, where our operations are centered) may also adversely affect the market price of our ordinary shares.

As a result of this volatility, investors may experience losses on their investment in our ordinary shares. A volatile market price of our ordinary shares also could adversely affect our ability to issue additional ordinary shares or other securities and our ability to obtain additional financing in the near future, which is a key strategic goal for us, thereby frustrating our ability to achieve one of the key purposes of our reverse share split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of April 7, 2026 by:

●	each person or entity known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares;

●	each of our officers and directors; and

●	all our officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security such as our ordinary shares if he, she or it possesses sole or shared voting or investment power over those ordinary shares, including based on the right to acquire those ordinary shares due to exercise of an option or warrant, or due to the settlement of an RSU, that may be currently exercised or settled (as of April 7, 2026), or that may be exercised or settled (as applicable) for an underlying ordinary share within 60 days following April 7, 2026. In computing the number of ordinary shares beneficially owned by a person or entity and his/her or its percentage ownership, we include, as outstanding, those ordinary shares that are subject to options, warrants or RSUs held by that person or entity that may be currently exercised or settled (as of April 7, 2026), or that may be exercised or settled (as applicable) within 60 days of April 7, 2026. We do not, however, deem those underlying shares to be outstanding for the purpose of computing the percentage ownership of any other person or entity.

Unless otherwise indicated, we believe that all persons and entities named in the table below have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

The percentage ownership of ordinary shares is based on 4,074,710 ordinary shares outstanding as of April 7, 2026.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned		Approximate Percentage of Outstanding Ordinary Shares
Directors and Executive Officers of Silexion:
Ilan Hadar	66,427	(2)	1.6%
Dror Abramov	11,115	(3)	*
Ruth Alon	11,223	(4)	*
Avner Lushi (5)	27,271	(6)	*
Dr. Shlomo Noy (7)	27,271	(6)	*
Dr. Amnon Peled	9,017	(8)	*
Dr. Mitchell Shirvan	28,367	(9)	*
Mirit Horenshtein Hadar, CPA	50,146		1.2%
All executive officers and directors as a group (8 individuals)	203,566	(10)	5.0%

Five Percent Holders (11):
Lind Global Fund III LP (12)	212,500		5.0%
Entities affiliated with Intracoastal Capital LLC (13)	357,100		8.1	%(14)
Moringa Sponsor, LP and related persons (15)	458,824	(16)	11.3%
3i, LP (17)	282,500		6.5%
Orca Capital AG (18)	267,434		6.2%
Lincoln Alternative Strategies LLC (19)	269,168		6.2%
Cedar Holdings Mgmt LLC	215,000	(20)	5.0%
Alto Opportunity Master Fund, SPC-Segregated Master Portfolio B	212,500	(21)	5.0%

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each beneficial owner listed in the above table is c/o Silexion Therapeutics Corp, 12 Abba Hillel Road, Ramat Gan, Israel 5250606.

(2)	Includes 956 ordinary shares issuable upon exercise of options, at an exercise price of $907.71 per share, all of which are vested and currently exercisable.

(3)	Includes 935 ordinary shares issuable upon exercise of options, at an exercise price of $18.90 per share, all of which are vested and currently exercisable.

(4)	Includes 935 ordinary shares issuable upon exercise of options, at an exercise price of $18.90 per share, all of which are vested and currently exercisable.

(5)
The shares reported in this row consist entirely of ordinary shares held of record by Guangzhou Sino-Israel Biotech Fund (“GIBF”), with respect to which Mr. Lushi possesses shared voting and investment authority as a result of his serving as a Managing Partner and CEO of GIBF.

(6)	Includes 1,872 ordinary shares issuable upon exercise of options held by GIBF, at an exercise price of $18.90 per share, all of which are vested and currently exercisable.

(7)
The shares reported in this row consist entirely of ordinary shares held of record by GIBF, with respect to which Dr. Noy possesses shared voting and investment authority as a result of his serving as Chief Medical Officer of GIBF.

(8)	Includes 780 ordinary shares issuable upon exercise of options, at an exercise price of $18.90 per share, all of which are vested and currently exercisable.

(9)	Includes 478 ordinary shares issuable upon exercise of options, at an exercise price of $907.71 per share, all of which are vested and currently exercisable.

(10)
The number of ordinary shares reported in this row for all executive officers and directors as a group includes (i) 5,956 shares underlying options granted to the Company’s non-employee directors in February 2025, as those options have fully vested as of March 1, 2026.

(11)
On April 6, 2026, we issued an aggregate of 679,845 ordinary shares to certain investors pursuant to our ATM program with H.C. Wainwright. Those investors may beneficially own in excess of 5% of our issued and outstanding ordinary shares as of April 7, 2026. As of the date of this proxy statement, the deadline for those investors’ reporting their holdings on Schedule 13G has not arrived yet, and we have therefore not identified those investors as 5% shareholders in this proxy statement.

(12)
Based on a Schedule 13G/A filed by Lind Global Fund III LP with the SEC on November 14, 2025. The ordinary shares reported in this row consist of (i) 106,250 ordinary shares underlying Series A-1 Warrants and (ii) 106,250 ordinary shares underlying Series A-2 Warrants. None of these warrants may be exercised if, following such exercise, the beneficial ownership of Lind Global Fund III LP would exceed 9.9%. Lind Global Partners III LLC, the general partner of Lind Global Fund III LP, and Jeff Easton, the managing member of Lind Global Partners III LLC, may be deemed to have sole voting and dispositive power with respect to the shares held by Lind Global Fund III LP. The address of each of these entities is 444 Madison Avenue, Floor 41, New York, NY 10022.

(13)
Based on a Schedule 13G/A filed with the SEC on February 13, 2026. The ordinary shares reported in this row are beneficially owned by Intracoastal Capital LLC, Mitchell P. Kopin and Daniel B. Asher. The ordinary shares beneficially owned consist entirely of shares underlying warrants. Mr. Kopin and Mr. Asher, as the controlling persons of Intracoastal Capital LLC, may be deemed to have shared voting and dispositive power with respect to these securities. The principal business office of Mr. Kopin and Intracoastal Capital LLC is 245 Palm Trail, Delray Beach, Florida 33483, and the principal business office of Mr. Asher is 1011 Lake Street, Suite 311, Oak Park, Illinois 60301.

(14)
Due to blocker provisions in the warrants under which the ordinary shares reported in this row may be issued, the maximum number of ordinary shares that may be actually held by the holders of the warrants upon exercise of those warrants may not exceed 9.99% of our issued and outstanding ordinary shares.

(15)
Based on a Schedule 13D/A filed with the SEC on September 23, 2025. The shares reported in this row are held of record by the Moringa sponsor, Moringa Sponsor, LP and/or by Greenstar, L.P., each a Cayman Islands exempted limited partnership. Moringa Partners Ltd., an Israeli company that is wholly-owned by Mr. Ilan Levin, serves as the sole general partner of each of the Moringa sponsor and Greenstar, L.P. Mr. Levin is the sole director of that general partner. As a result of his ownership of that general partner, Mr. Levin possesses sole voting and investment authority with respect to the shares directly held by the Moringa sponsor and Greenstar, L.P. The limited partnership interests of the Moringa sponsor and Greenstar, L.P. are held by various individuals and entities, including Mr. Levin. Mr. Levin disclaims beneficial ownership of the securities held by the Moringa sponsor and Greenstar, L.P., other than to the extent of his direct or indirect pecuniary interest in such securities. The address of each of the persons and entities beneficially owning the shares that are reported in this row is c/o Moringa Acquisition Corp, 250 Park Avenue, 7th floor, New York, NY 10177.

(16)
Consists of (i) 6,970 ordinary shares, (ii) 372 ordinary shares underlying warrants, and (iii) 450,000 ordinary shares issued on September 15, 2025 upon conversion of an aggregate of $1.8 million of the outstanding amount under the Moringa sponsor promissory note, all of which are held by Moringa Sponsor, LP, and (iv) 1,482 ordinary shares held by Greenstar, L.P.

(17)
The ordinary shares reported in this row are beneficially owned by 3i, LP. 3i Management LLC is the general partner of 3i, LP, and Maier Joshua Tarlow is the manager of 3i Management LLC. As such, Mr. Tarlow exercises sole voting and investment discretion over securities beneficially owned directly or indirectly by 3i, LP and 3i Management LLC. The business address of each of the aforementioned parties is 2 Wooster Street, 2nd Floor, New York, NY 10013. The ordinary shares reported in this row consist of 262,500 ordinary shares issuable upon exercise of warrants issued in our September 2025 public offering and 20,000 ordinary shares issuable upon exercise of warrants issued in connection with our July/August 2025 warrant exercise inducement transaction.

(18)
Based on Amendment No. 1 to a Schedule 13G filed with the SEC on September 15, 2025. Represents 267,434 ordinary shares beneficially owned by Orca Capital AG, consisting of 4,934 ordinary shares issuable upon exercise of warrants issued in connection with our July/August 2025 warrant exercise inducement transaction and 262,500 ordinary shares underlying warrants acquired in our September 2025 public offering. Due to blocker provisions in the warrants held by these persons, the maximum number of ordinary shares that may be actually held by these persons upon exercise of those warrants may not exceed 4.99% of our issued and outstanding ordinary shares. Roman Grodon, Thomas Koenig, and Beate Ruhle‑Burkhardt have shared voting control and investment discretion over these securities. The principal business address of Orca Capital AG is Sperl‑Ring 2, 85276 Hettenshausen, Germany.

(19)
The 269,168 ordinary shares reported in this row are beneficially owned by Lincoln Alternative Strategies LLC and consist of 6,668 ordinary shares issuable upon exercise of warrants issued in connection with our July/August 2025 warrant exercise inducement transaction and 262,500 ordinary shares underlying warrants acquired in our September 2025 public offering. Stephen Temes, the control person of Lincoln Alternative Strategies LLC, has voting and investment control of these shares. The registered address of Lincoln Alternative Strategies LLC is c/o 901 Pennsylvania Ave. #3‑496, Miami Beach, FL 33139.

(20)	The ordinary shares reported in this row consist entirely of ordinary shares issuable upon exercise of warrants issued in our September 2025 public offering, all of which are currently exercisable.

(21)	The ordinary shares reported in this row consist entirely of ordinary shares issuable upon exercise of warrants issued in our September 2025 public offering, all of which are currently exercisable.

OTHER MATTERS

The Board knows of no matters, other than those referred to in this proxy statement, which may properly come before the extraordinary general meeting or other matters incident to the conduct of the meeting. As to any item or proposal that may properly come before the meeting, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.

By Order of the Board /s/ Mirit Horenshtein Hadar Chief Financial Officer and Secretary Ramat-Gan, Israel April 9, 2026

Annex A

PROXY CARD

SILEXION THERAPEUTICS CORP
12 Abba Hillel Road
Ramat-Gan, Israel 5250606

EXTRAORDINARY GENERAL MEETING
OF THE COMPANY

YOUR VOTE IS IMPORTANT
FOLD AND DETACH HERE

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING OF THE COMPANY
TO BE HELD ON APRIL 28, 2026

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the notice and proxy statement, each dated April 9, 2026, in connection with the extraordinary general meeting of Silexion Therapeutics Corp (“Silexion” or the “Company”) and at any adjournments thereof (the “Meeting”) to be held at 9:00 a.m., Eastern time (4:00 p.m., local time) on Tuesday, April 28, 2026 at Meitar Law Offices, 16 Abba Hillel Road, 10th floor, Ramat Gan, Israel 5250608, and via live webcast, or at such other time, on such other date and at such other place at which the Meeting may be adjourned or postponed, for the sole purpose of considering and voting upon the proposals appearing on the reverse side, and hereby appoints Ilan Hadar, Mirit Horenshtein Hadar and Jonathan M. Nathan, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of the Company registered in the name provided, which the undersigned is entitled to vote at the Meeting and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS DESCRIBED ON THE REVERSE SIDE.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the
Extraordinary General Meeting of the Company to be held on April 28, 2026:

The Notice of Meeting and the accompanying Proxy Statement are available at:
https://www.cstproxy.com/silexion/secondegm2026

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AUTHORIZED SHARE CAPITAL INCREASE PROPOSAL.	Please mark votes as indicated in this example: ☒

FOR	AGAINST	ABSTAIN
Proposal 1: Authorized Share Capital Increase Proposal. An increase (pursuant to an ordinary resolution) to the authorized share capital of the Company by 50,000,000 ordinary shares, from US$121,500 divided into 9,000,000 ordinary shares, par value US$0.0135 each, to US$796,500 divided into 59,000,000 ordinary shares, par value US$0.0135 each

☐	☐	☐
Proposal 2: Evergreen Increase Proposal. An amendment (pursuant to an ordinary resolution) to Section 5(b)(i) of the Silexion Therapeutics Corp 2024 Equity Incentive Plan to increase the maximum annual evergreen increase on January 1st of each year from (i) 5% of the Company’s issued and outstanding ordinary shares to (ii) such number of additional ordinary shares as yields a pool of ordinary shares reserved under all of the Company’s equity incentive plans constituting, in the aggregate, 10% of the issued and outstanding ordinary shares on a fully diluted basis

☐	☐	☐
Proposal 3. Reverse Share Split Proposal. To approve an ordinary resolution allowing the Company’s board of directors to effect a reverse share split of our ordinary shares, par value $0.0135 per share (“ordinary shares”) at a ratio of not less than 1-for-4 and not more than 1-for-10, with the exact ratio to be determined by the board of directors prior to the Meeting and to be presented for approval by our shareholders at the Meeting
☐	☐	☐

Date: _______________, 2026
Signature
Signature (if held jointly)

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ABOVE PROPOSAL. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

Annex B

Amendment to Authorized Share Capital Under Silexion Therapeutics Corp Memorandum of
Association Under Authorized Share Capital Increase Proposal (Proposal 1)

Paragraph 5 of the Silexion Therapeutics Corp Amended and Restated Memorandum of Association is hereby amended and restated in its entirety as follows:

“5. The authorized share capital of the Company is US$796,500, divided into 59,000,000 Ordinary Shares of a par value of US$0.0135 each.”

Annex C

Amendment to Evergreen Provision Under Silexion Therapeutics Corp
2024 Equity Incentive Plan

Section 5(b)(i) of the Silexion Therapeutics Corp 2024 Equity Incentive Plan is hereby amended and restated in its entirety as follows:

“(i) The Share Pool shall be increased on the first day of each calendar year during the term of the Plan beginning with the calendar year starting January 1, 2026 and continuing for ten calendar years (ending with the calendar year starting January 1, 2035), in each case in an amount equal to the lesser of (A) such number of Shares as yields a total pool of Shares reserved for issuance under the Plan and the Company’s prior equity incentive plans equal to 10% of the number of Shares issued and outstanding, on a fully diluted basis, on such January 1st date, or (B) an amount determined by the Board prior to such date.”

Annex D

Amendment to Authorized Share Capital Under Silexion Therapeutics Corp Memorandum of
Association as a Result of Reverse Share Split (Proposal 3), Assuming Prior Approval of Authorized
Share Capital Increase Proposal (Proposal 1) (Illustrative)

Paragraph 5 of the Silexion Therapeutics Corp Amended and Restated Memorandum of Association is hereby amended and restated in its entirety as follows:

In the case of a 1-for-4 reverse share split:

“5. The authorized share capital of the Company is US$796,500, divided into 14,750,000 Ordinary Shares of a par value of US$0.054 each.”

In the case of a 1-for-10 reverse share split:

“5. The authorized share capital of the Company is US$796,500, divided into 5,900,000 Ordinary Shares of a par value of US$0.135 each.”